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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

April 24, 2008

Dear Stockholder:

       You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, May 29, 2008 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

       The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to:

  (1)
  elect three directors;

  (2)
  ratify the appointment of Deloitte & Touche LLP as our independent accountants;

  (3)
  consider a Board proposal to amend our charter to provide for the declassification of our Board of Directors; and

  (4)
  transact such other business as may properly come before the meeting.

       You will note that our Board of Directors recommends a vote:

    "FOR" the election of each of the three directors,

    "FOR" the ratification of the appointment of Deloitte & Touche LLP, and

    "FOR" the Board proposal to amend our charter to provide for the declassification of our Board.

       We look forward to seeing you at our Annual Meeting and thank you for your continued support.

       Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy by mail, telephone or the Internet. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Mace Siegel
Chairman of the Board

Arthur Coppola
President and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2008

       NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of The Macerich Company, a Maryland corporation, will be held on Thursday, May 29, 2008 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, for the following purposes described in this Notice:

  (1)
  To elect three members of our Board of Directors, each to serve for a three-year term and until his or her successor is duly elected and qualifies;

  (2)
  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2008;

  (3)
  To consider and vote upon a Board proposal to amend our charter to provide for the declassification of our Board; and

  (4)
  To consider and act upon any other matter that may properly be brought before our Annual Meeting and at any adjournment or postponement thereof.

       Any action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be adjourned or postponed.

       Only stockholders of record of our common stock at the close of business on March 11, 2008 will be entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

       Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy by mail, telephone or the Internet. If you attend our meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

       Registered holders may authorize their Proxies or vote:

  •
  By Toll-Free Telephone: Call the number shown on your Proxy;

  •
  By Internet: Go to the website address shown on your Proxy; or

  •
  By Mail: Mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

       Beneficial stockholders:    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

       Any Proxy may be revoked at any time prior to its exercise at our Annual Meeting.

By Order of the Board of Directors

Richard A. Bayer
Secretary
Santa Monica, California April 24, 2008

TABLE OF CONTENTS

About our Annual Meeting	1
Proposal 1: Election of Directors	4
Information Regarding Nominees and Directors	5
The Board of Directors and its Committees	9
Compensation of Directors	13
Executive Officers	15
Compensation Committee Report	18
Compensation Discussion and Analysis	18
Executive Compensation	26
Summary Compensation Table	26
Grants of Plan-Based Awards	29
Outstanding Equity Awards at December 31, 2007	30
Option Exercises and Stock Vested	31
Nonqualified Deferred Compensation	32
Discussion of Summary Compensation and Grants of Plan-Based Awards Table	33
Potential Payments Upon Termination or Change of Control	36
Compensation Committee Interlocks and Insider Participation	41
Certain Transactions	41
Principal Stockholders	42
Audit Committee Matters	44
Report of the Audit Committee	45
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Company's Independent Accountants	47
Proposal 3: Board Proposal to Amend our Charter to Provide for the Declassification of our Board	47
Other Matters	49
Solicitation of Proxies	49
Stockholder Proposals and Director Nominees	49
Section 16(a) Beneficial Ownership Reporting Compliance	49
Other Matters	49
Appendix I	I-1
Appendix II	II-1
Appendix III	III-1
Appendix IV	IV-1

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

       We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for use at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement thereof. We are first mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 24, 2008. Our 2007 Annual Report, including financial statements for the fiscal year ended December 31, 2007, is being mailed to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to Macerich as our "Company," "we" or "us" and to our 2008 Annual Meeting, including any adjournment or postponement, as our "Annual Meeting."

       Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2008. This Proxy Statement and our 2007 Annual Report are available at http://ww3.ics.adp.com/streetlink/mac.

ABOUT OUR ANNUAL MEETING

When is our Annual Meeting?

       Our Annual Meeting will be held on Thursday, May 29, 2008 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

What is the purpose of our Annual Meeting?

       At our Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of three directors;

  (2)
  the ratification of the appointment of our independent accountants; and

  (3)
  a Board proposal to amend our charter to provide for the declassification of our Board.

       In addition, our stockholders will transact any other business that properly comes before our Annual Meeting. Management will also respond to any questions from our stockholders.

Who is entitled to vote?

       Only holders of record of our common stock, $.01 par value per share, referred to as "Common Stock," at the close of business on the record date, March 11, 2008, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities authorized to vote. Under our charter and applicable law, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who can attend our Annual Meeting?

       All of our stockholders as of the record date, or their duly appointed Proxy holders, may attend our Annual Meeting.

What constitutes a quorum?

       The presence, in person or by Proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 72,567,942 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker "non-votes" will count toward the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner returns a properly executed Proxy, but does not cast a vote with respect to a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

       Voting in Person at our Annual Meeting.    If you are a registered stockholder and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee that holds your shares of Common Stock of record.

       Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders named in the enclosed Proxy how to vote your shares of Common Stock in one of the following ways:

  •
  Authorize your Proxy by Telephone.    You may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 1:00 a.m., Pacific Time, on May 29, 2008. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE YOUR PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY.

  •
  Authorize your Proxy by Internet.    You also have the option to authorize your Proxy via the Internet. The website for Internet authorization is printed on your Proxy. Internet authorization is available 24 hours per day until 1:00 a.m., Pacific Time, on May 29, 2008. As with telephone authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE YOUR PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY.

  •
  Vote by Mail.    If you would like to vote by mail, then please mark, sign and date your Proxy and return it promptly to our transfer agent, Computershare Trust Company, N.A., in the postage-paid envelope provided.

       Voting by Proxy for Shares Registered in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted.

What if a Proxy received by mail, telephone or the Internet doesn't specify how to vote?

       If no instructions are given on your received Proxy, the shares will be voted:

  FOR the election of each of the three nominees for director;

  FOR the ratification of the appointment of our independent accountants; and

  FOR the Board proposal to amend our charter to provide for the declassification of our Board.

       The holders of the Proxy will also have authority to vote in their discretion on other matters that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

Will other matters be voted on at our Annual Meeting?

       It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the persons appointed to act as inspectors of election for our Annual Meeting.

Can I change my vote or revoke my Proxy after I return my Proxy?

       If you are a registered stockholder, you may change your vote or revoke your Proxy at any time before it has been voted at our Annual Meeting by:

  •
  filing a written revocation with the Secretary of The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401;

  •
  submitting a new Proxy by telephone, Internet or mail after the time and date of the previously submitted Proxy; or

  •
  appearing in person and voting by ballot at our Annual Meeting.

       Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

       For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from you broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting by ballot at our Annual Meeting.

What are our Board of Directors' recommendations?

       Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote in accordance with the recommendations of our Board of Directors. Our Board's recommendations together with the description of each matter are set forth in this Proxy Statement. In summary, our Board unanimously recommends a vote:

  FOR election of each of the three nominees for director;

  FOR ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2008; and

  FOR the Board proposal to amend our charter to provide for the declassification of our Board.

       With respect to any other matter that properly comes before the meeting, the Proxy holders will vote in their discretion.

What vote is required to approve each matter?

       Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy will be required for the election of each director nominee and the ratification of the appointment of Deloitte & Touche LLP to serve as our independent accountants. Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors or the ratification of the appointment of Deloitte & Touche LLP.

       Approval of the Board proposal to amend our charter to provide for the declassification of our Board of Directors requires the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter at our Annual Meeting in person or by Proxy. For purposes of the vote on this proposed charter amendment, abstentions will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

       We believe that the three matters to be presented at our Annual Meeting are each considered a routine item under the New York Stock Exchange rules or "NYSE Rules," and that each matter may be voted on by brokers in the absence of specific instructions by our stockholders and, therefore there will be no broker non-votes.

PROPOSAL 1: ELECTION OF DIRECTORS

       Our bylaws provide that our Board of Directors consists of nine directors. Our Board is divided into three classes with each class constituting one-third of the total number of directors. Each class serves a three-year term and each director holds such office until his or her successor is duly elected and qualifies. The present term for our Class Two directors expires at our Annual Meeting, and the present terms for the Class Three and Class One directors expire at our annual meetings of stockholders to be held in 2009 and 2010, respectively. Our three Class Two directors, if elected at our Annual Meeting, will hold office until our annual meeting of stockholders in 2011 and until their respective successors are duly elected and qualify.

       At our Annual Meeting, we are also asking our stockholders to approve an amendment to our charter to declassify our Board. See Proposal 3 on page 47 of this Proxy Statement. If the proposed charter amendment is approved, the declassified Board structure will be phased in as follows:

  •
  Current directors, including those elected to three-year terms at our Annual Meeting, will continue to serve the remainder of their elected terms; and

  •
  Starting with the 2009 annual meeting of stockholders, directors will be elected annually so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

       Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following to continue to serve as Class Two directors of our Company:

  •
  Dana K. Anderson

  •
  Diana M. Laing

  •
  Stanley A. Moore

       Each of our nominees is currently serving as one of our directors and has consented to be nominated and to serve if elected. However, if any nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by our Board of Directors or our Board may amend our bylaws to reduce the number of directors to be elected at our Annual Meeting.

       Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits the nomination to the Nominating and Corporate Governance Committee c/o our Secretary in compliance with the advance notice and information requirements of our bylaws. See "Other Matters—Stockholder Proposals and Director Nominees" for a summary of these requirements.

       Election of each director requires the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy.

       OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF OUR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

Information Regarding Nominees and Directors

       The following table and biographical descriptions set forth certain information with respect to our directors (including our nominees), each of whom has served continuously since elected, based on information furnished by each director. The following information is as of March 31, 2008, unless otherwise specified.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(4)
Nominees
Class Two:
Dana K. Anderson	73	1994	9,846(5)	*	1,167,611	(6)	1.59%
Diana M. Laing	53	2003	6,500(7)	*	—		*
Stanley A. Moore	69	1994	49,500(8)	*	—		*
Continuing Directors
Class Three:
Arthur M. Coppola(9)	56	1994	1,304,203(10)(11)(12)	1.79%	1,471,477		3.68%
James S. Cownie	63	1994	86,000(13)(14)	*	—		*
Mace Siegel	82	1994	175,593(15)	*	3,514,316	(16)	4.83%
Class One:
Edward C. Coppola(9)	53	1994	201,956(17)(18)(19)	*	857,795		1.44%
Fred S. Hubbell	56	1994	97,000(20)(21)(22)	*	—		*
Dr. William P. Sexton	69	1994	14,000(23)(24)	*	—		*

*
The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that none of our outstanding OP Units or our convertible securities are redeemed for or converted into shares of Common Stock.

(3)
Our Company is the sole general partner of, and owns an aggregate of approximately 85% of the common and preferred ownership interests referred to as "OP Units" in, The Macerich Partnership, L.P., our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in 72 regional shopping malls and 19 community centers. In connection with our formation, as well as subsequent acquisitions of certain centers, OP Units were issued to certain persons in connection with the transfer of their interests in such centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to antidilution provisions), at our election.

Our Long Term Incentive Plan or "2006 LTIP" allows for the issuance of limited partnership units in the form of a new class of units of our Operating Partnership referred to as "LTIP Units" as more fully described on pages 33-35 of this Proxy Statement. LTIP Units can be performance-based or service-based. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time

  LTIP Units are convertible subject to the satisfaction of applicable vesting conditions on a one-for-one basis into common OP Units.

(4)
Assumes that all OP Units held by the person are redeemed for shares of Common Stock and that none of our OP Units or our convertible securities held by other persons are redeemed for or converted into shares of Common Stock, notwithstanding the percentage limitations under our charter which limit the number of shares that may be acquired by such person.

(5)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife. Also includes 1,653 shares held through his account under our Employee Stock Purchase Plan.

(6)
All OP Units are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(7)
Includes 2,500 shares subject to options granted to Ms. Laing under our 2003 Equity Incentive Plan or "2003 Incentive Plan" which are currently exercisable or become exercisable before May 30, 2008. Also includes 2,001 shares of non-transferrable restricted stock granted to this director under the 2003 Incentive Plan which will vest after May 29, 2008. In addition to the securities disclosed in the above table, 7,406 stock units are credited to Ms. Laing under the terms of our Eligible Directors' Deferred Compensation/Phantom Stock Plan referred to as the "Director Phantom Stock Plan," the vesting and terms of which are described under "Compensation of Directors" below. Stock units are payable solely in shares of Common Stock, do not represent outstanding shares or have voting rights and are non-transferrable. The shares attributable to the stock units first become distributable upon the January 1 following the date of termination of service pursuant to elections made by each director or immediately upon death, disability or termination after a change of control.

(8)
Includes 2,001 shares of non-transferrable restricted stock granted to this director under our 2003 Incentive Plan which will vest after May 29, 2008. In addition to the securities disclosed in the above table, 26,879 stock units are credited to Mr. Moore under the terms of our Director Phantom Stock Plan.

(9)
Arthur Coppola and Edward Coppola are brothers.

(10)
Includes 1,800 shares held by Mr. A. Coppola as custodian for his minor children.

(11)
Includes 21,986 shares of non-transferrable restricted stock granted to Mr. A. Coppola under our 2003 Incentive Plan which will vest after May 29, 2008. Includes 946,291 shares of Common Stock pledged as collateral for a line of credit.

(12)
Includes 295,722 shares subject to options granted to Mr. A. Coppola under our Amended and Restated 1994 Incentive Plan, as amended, referred to as the "1994 Incentive Plan" which are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, Mr. A. Coppola has 57,174 unvested performance-based LTIP Units, 61,305 unvested service-based LTIP Units and 95,000 stock appreciation rights or "SARs" which vest on March 15, 2011 under our 2003 Incentive Plan.

(13)
Includes 25,000 shares subject to options granted to Mr. Cownie under our 1994 Eligible Directors' Stock Option Plan or "Director Plan," the 1994 Incentive Plan or the 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, 27,671 stock units are credited to Mr. Cownie under the terms of our Director Phantom Stock Plan.

(14)
Includes 2,001 shares of non-transferrable restricted stock granted to this director under our 2003 Incentive Plan which will vest after May 29, 2008.

(15)
All shares of Common Stock are held in trust.

(16)
All OP Units are held in trust.

(17)
Includes 27,166 shares subject to options granted to Mr. E. Coppola under our 1994 Incentive Plan that are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,352 unvested performance-based LTIP Units, 16,093 unvested service-based LTIP Units and 67,500 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(18)
Includes 31,000 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 4,500 shares held by Mr. E. Coppola as custodian for his minor children. All of the shares held by the family partnership are pledged as collateral for a line of credit. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(19)
Includes 11,542 shares of non-transferrable restricted stock granted to Mr. E. Coppola under our 2003 Incentive Plan that will vest after May 29, 2008. Includes 125,378 shares which are pledged as collateral for a line of credit.

(20)
Includes 900 shares held in trust by Mr. Hubbell as trustee and 10,000 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 16,500 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(21)
Includes 2,001 shares of non-transferrable restricted stock granted to this director under our 2003 Incentive Plan which will vest after May 29, 2008.

(22)
In addition to the securities disclosed in the above table, 25,927 stock units are credited to Mr. Hubbell under the terms of our Director Phantom Stock Plan.

(23)
Includes 10,000 shares subject to options granted to Dr. Sexton under our Director Plan, our 1994 Incentive Plan or our 2000 Incentive Plan which are currently exercisable or become exercisable before May 30, 2008. Also includes 2,001 shares of non-transferrable restricted stock granted to this director under our 2003 Incentive Plan which will vest after May 29, 2008.

(24)
In addition to the securities disclosed in the above table, 28,602 stock units are credited to Dr. Sexton under the terms of our Director Phantom Stock Plan.

       Our Company was formed on September 9, 1993 to continue the business of The Macerich Group, which had been engaged in the shopping center business since 1965. The principals of The Macerich Group consisted of Mace Siegel, Arthur Coppola, Dana Anderson, Edward Coppola, Richard Cohen and certain of their family members, relatives and business associates. Our Company conducts all of its business through our Operating Partnership, the property partnerships and limited liability companies that own title to our centers and various management companies. The management companies provide property management, leasing and other related services to our properties.

       The following provides certain biographical information with respect to our directors, including the nominees.

       Dana K. Anderson has been Vice Chairman of our Board of Directors since our formation. In addition, Mr. Anderson served as our Chief Operating Officer from our formation until December 1997. Mr. Anderson has been with The Macerich Group or our Company since 1966. He has 43 years of shopping center experience with The Macerich Group and our Company and 47 years of experience in the real estate industry.

       Arthur M. Coppola has been our President and Chief Executive Officer since our formation. Mr. Coppola has over 31 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. In addition, Mr. Coppola is a member of the executive committee of the National Association of Real Estate Investment Trusts, Inc. Mr. Coppola is also an attorney and a certified public accountant.

       Edward C. Coppola has been our Executive Vice President since our formation and became our Senior Executive Vice President and Chief Investment Officer in 2004. He has 32 years of shopping center experience with The Macerich Group and our Company. In addition, Mr. Coppola is a member of the Board of Directors of Strategic Hotels & Resorts, Inc., a publicly-traded real estate investment trust or "REIT" which owns and manages high-end hotels and resorts. Mr. Coppola is also an attorney.

       James S. Cownie, currently a private investor, was formerly Chairman and CEO of New Heritage Associates, a cable television operator with cable properties located in the Minneapolis/St. Paul, Minnesota area from 1991 to 1996. Prior to that, Mr. Cownie was Co-Founder and President of Heritage Communications, Inc., a cable television operator serving 22 states, from 1971 to 1990. Mr. Cownie is a member of the Board of Directors of Da-Lite Screen Company, a manufacturer of audio-visual equipment, and MARKETLINK, INC., a telemarketing firm. Mr. Cownie is the Chairman and majority owner of WWL Holding, a logistics company engaged in transportation and pallet management.

       Fred S. Hubbell was a member of the Executive Board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based banking, insurance and asset management company, and had served as an Executive Board member from May 2000 through April 2006. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning January 2000. Mr. Hubbell had also been responsible for Nationale Nederlanden, ING's largest Dutch insurance company, and ING's asset management operations throughout Europe since May 2004. Mr. Hubbell elected to retire from ING Group's Executive Board effective April 25, 2006 and has returned to the United States. From February 1999 until January 2000, Mr. Hubbell was a member of the Executive Committee of Financial Services International for ING Group and from October 1997 until February 1999, Mr. Hubbell was President and Chief Executive Officer of the United States Life and Annuities Operations for ING Group. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving in his position as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served in various capacities with Equitable of Iowa Companies since 1983, in addition to serving as Chairman of Younker's, a department store chain and subsidiary of Equitable of Iowa Companies, from 1985 until 1992, when the retail subsidiary was sold. Mr. Hubbell is also an attorney.

       Diana M. Laing has 25 years of real estate industry experience, with particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting. She is the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States, and has served in such capacity since May 2004. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. Previously, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer from August 1996 to July 2000 of Arden Realty, Inc., a publicly-traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly-traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She is a board member of the Big Brothers/Big Sisters of Greater Los Angeles and the Inland Empire.

       Stanley A. Moore is Chief Executive Officer of Overton Moore Properties, which constructs, owns and manages office, industrial and mixed-use space and has served in such position since 1973. Mr. Moore also has been a director of Overton Moore Properties (or its predecessor) since 1973. Mr. Moore is past president of the Southern California Chapter of the National Association of Industrial and Office Parks, and is a board member of the Economic Resources Corporation of South Central Los Angeles.

       Dr. William P. Sexton is Vice President, Emeritus, University Relations of the University of Notre Dame and had assumed this position in 1983. After serving in this role for 20 years, he returned to teaching full time in the College of Business. He is a Full Professor in the Management Department and teaches in the University's Executive MBA Program. Dr. Sexton has been employed as a professor in the Management Department of the Business School at Notre Dame since 1966.

       Mace Siegel has been Chairman of our Board of Directors since our formation. Mr. Siegel founded The Macerich Group in 1965 and has 55 years of experience in the shopping center business.

The Board of Directors and its Committees

       Board of Directors.    Our Company is managed under the direction of a Board of Directors composed of nine members. A majority of our Board members are independent directors under the requirements set forth in our Director Independence Standards which comply with the Corporate Governance Standards of the NYSE Rules. These Director Independence Standards are outlined in our Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance" and are also available in print to any stockholder who requests a copy from our Secretary. In addition, the Director Independence Standards are attached as Appendix I. Our Board of Directors met six times in 2007. Each of our directors attended all Board meetings, except Mr. Moore missed one meeting. In addition, each director attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2007.

       Director Independence.    For a director to be considered independent, our Board must affirmatively determine that the director does not have any direct or indirect material relationship with our Company or our executive officers. Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards which conform to the independence requirements of the NYSE Rules and categorical standards which identify permissible immaterial relationships between our directors and our Company and our executive officers. None of our non-employee directors has any relationship with our Company or our executive officers which falls within the exclusionary standards or falls outside the categorical standards. Therefore, our Board has determined that the following five directors do not have any direct or indirect material relationship with our Company or our executive officers and each is an independent director under our Director Independence Standards and the NYSE Rules: Messrs. Cownie, Hubbell and Moore, Ms. Laing and Dr. Sexton.

       Executive Committee.    The Executive Committee of our Board of Directors consists of Messrs. Moore, Siegel and A. Coppola and has such authority as is delegated by our Board and as permitted under applicable law, including authority to negotiate and implement acquisitions and to execute certain contracts and agreements with unaffiliated third parties. The primary purpose of the Executive Committee is to exercise the powers and duties of our Board between Board meetings and to implement the policy decisions of our Board on matters not delegated to other committees. Mr. A. Coppola is the chairperson. The Executive Committee did not meet during 2007.

       Audit Committee.    Our Board's Audit Committee consists of Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton, each of whom is an independent director and meets the independence requirements for audit committee members under the NYSE Rules and the Securities Exchange Act of

1934, as amended, or "Exchange Act." Ms. Laing is the chairperson of the Committee and has been designated by our Board as an Audit Committee financial expert. The Audit Committee met nine times during 2007 with all members attending each meeting to the extent they were a member at the time.

       Under the terms of the Audit Committee charter, the purpose of this Committee is to assist our Board in overseeing the accounting and financial reporting processes and the audits of our financial statements, including the integrity of our financial statements, the compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, and the performance of our independent public accountants and internal audit function. This Committee's duties include:

  (1)
  appointing, evaluating and, where appropriate, replacing our independent public accountants,

  (2)
  reviewing our financial statements with management and our independent public accountants,

  (3)
  reviewing and approving with our independent public accountants the scope and results of the audit engagement,

  (4)
  pre-approving audit and permissible non-audit services provided by our independent public accountants,

  (5)
  reviewing the independence of our independent public accountants,

  (6)
  reviewing the adequacy of our internal accounting controls, and

  (7)
  reviewing and approving related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below.

       Compensation Committee.    The members of the Compensation Committee are Messrs. Cownie and Moore, Ms. Laing and Dr. Sexton, each of whom is an independent director. Mr. Moore is the chairperson of this Committee. The Compensation Committee met six times during 2007, with all members attending each meeting to the extent they were a member at the time, except Mr. Moore missed one meeting. As outlined in its charter, the Compensation Committee has the following duties and responsibilities:

  (1)
  approving and evaluating our director and executive officer compensation plans, policies and programs,

  (2)
  reviewing annually our overall compensation structure and philosophy,

  (3)
  reviewing and approving compensation for our executive officers,

  (4)
  reviewing and recommending to our Board director compensation, and

  (5)
  administering certain of our employee benefit and stock plans.

       The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation, including approving their fees and terms. The Compensation Committee has engaged periodically Towers Perrin, a nationally recognized, independent compensation consulting firm, to conduct compensation studies. Our CEO also generally attends the Compensation Committee meetings and provides his recommendations and is viewed by the Compensation Committee as an integral and vital part of the compensation process. See "Compensation Discussion and Analysis." The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to only consist of independent directors. No subcommittee has been formed.

       Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Cownie, Hubbell and Moore, each of whom is an independent director. Mr. Hubbell serves as chairperson. The Nominating and Corporate Governance Committee met four times in 2007 and all members attended each meeting, except Mr. Moore missed one meeting. The Nominating and Corporate Governance Committee operates under a charter which provides that the Committee will:

  (1)
  assist our Board by identifying individuals qualified to become Board members and to recommend to our Board nominees for election as director by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings,

  (2)
  recommend to our Board adoption of and changes to our Guidelines on Corporate Governance,

  (3)
  lead our Board in its annual review of the performance of our Board and our committees,

  (4)
  recommend to our Board director nominees for each Board committee, and

  (5)
  perform such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management.

       Committee Charters.    The charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing-Corporate Governance." Each charter is also available in print to any stockholder who requests a copy from our Secretary.

       Related Party Transaction Policies and Procedures.    The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply to any transaction or series of transactions in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any director, executive officer, stockholder of more than 5% of our Common Stock and any immediate family member thereof. Under the policies, transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party's interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company.

       Director Selection Process.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms, or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. This Committee will make the final recommendations of candidates to our Board for nomination.

       Our Board of Directors has a policy that stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons to the Nominating and

Corporate Governance Committee c/o our Secretary. The submissions must be made in accordance with the advance notice and information requirements set forth in our bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity and length of service of the candidates, as applicable. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under "Investing-Corporate Governance" and is also available in print to any stockholder who requests a copy from our Secretary.

       Presiding Director.    Our independent directors designated Mr. Moore to act as Presiding Director for our non-management directors. The role of the Presiding Director is to prepare with our Chief Executive Officer our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly-scheduled quarterly Board meeting. The non-management directors met four times in 2007. Each non-management director is an independent director.

       Attendance at Stockholders' Meetings.    Our Board encourages directors in the Santa Monica area at the time of the Stockholders' Meeting to attend the meeting. Our Board does not require attendance because our stock is predominately held by institutional stockholders and attendance is traditionally light. At our 2007 annual stockholders' meeting, a total of three of our directors and three of our executive officers attended.

       Contact Our Board.    Individuals may contact our entire Board of Directors, our non-management directors as a group or the Presiding Director for our non-management directors, by sending an email as follows:

    Board of Directors—boardofdirectors@macerich.com
    Non-Management Directors—nonmanagementdirectors@macerich.com
    Presiding Director of the Non-Management Directors—presidingdirector@macerich.com

       Such communications may be anonymous and also may be submitted in writing in care of:

    Attention: Secretary
    The Macerich Company
    401 Wilshire Blvd., Suite 700
    Santa Monica, CA 90401

       All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

       Codes of Ethics.    Our Company expects that all of our directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE Rules. In addition, our Company has adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Each of these Codes of Conduct is available on our website at www.macerich.com under "Investing-Corporate Governance" and is also available in print to any stockholder who requests a copy from our Secretary.

Compensation of Directors

       Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. In 2005, the Compensation Committee engaged Towers Perrin to assess the competitiveness of compensation levels for our non-employee directors. The Compensation Committee generally reviews director compensation annually. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. Siegel, A. Coppola, Anderson and E. Coppola are the only directors who are also employees of our Company or a subsidiary. Subject to elections under the Director Phantom Stock Plan, the following sets forth the compensation structure which has been in place for our non-employee directors since January 26, 2006:

       Annual Retainer for Service on our Board—$40,000, payable in quarterly installments plus 1,000 shares of restricted stock are automatically granted in March of each year, vesting over three years.

       Board Meeting Fees—$1,000 for each meeting attended and $500 for each telephonic meeting attended.

       Committee Meetings—$1,000 for each meeting attended and $500 for each telephonic meeting attended, unless the committee meeting is held on the day of a meeting of our Board of Directors.

       Annual Retainer for Chairman of the Audit Committee—$20,000.

       Annual Retainer for Chairman of the Compensation Committee—$10,000.

       Annual Retainer for Chairman of the Nominating and Corporate Governance Committee—Twice the amount of any meeting fees paid to the committee members.

       Initial Restricted Grant—Upon joining our Board of Directors, 500 shares of restricted stock are granted, vesting over three years.

       Expenses—The reasonable expenses incurred by each director (including employee directors) in connection with the performance of the director's duties are also reimbursed by our Company.

       Each grant of restricted stock is made pursuant to our 2003 Incentive Plan. In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation for up to three years and to receive that compensation (to the extent that it is actually earned by service during that period) in shares of Common Stock rather than in cash after termination of service or a predetermined period. Such compensation includes the annual retainer, regular meeting fees and special meeting fees. Every non-employee director during his or her term of service has elected to receive such compensation in Common Stock. Deferred amounts are credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock. Stock unit balances are credited with dividend equivalents (priced at market) and are ultimately paid out in shares on a 1:1 basis. A maximum of 250,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments. The vesting of the stock units is accelerated in case of the death or disability of a director or, after a change in control event, the termination of his or her services as a director.

       The following table summarizes the compensation paid, awarded, earned or expensed with respect to each of our non-employee directors during 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
James S. Cownie	56,500	59,139	—	—	—	78,374	194,013
Fred S. Hubbell	49,000	59,139	—	—	—	73,256	181,395
Diana M. Laing	73,500	59,139	—	—	—	20,898	153,537
Stanley A. Moore	61,000	59,139	—	—	—	75,785	195,924
Dr. William P. Sexton	65,500	59,139	—	—	—	80,939	205,578

(1)
Pursuant to our Director Phantom Stock Plan, each director elected to defer fully the receipt of cash compensation consisting of the annual retainer, regular meeting fees and special meeting fees for 2007 and to receive such compensation in Common Stock after termination of service. Therefore, for 2007, Messrs. Cownie, Hubbell and Moore, Ms. Laing and Dr. Sexton were credited with 609, 533, 669, 797 and 708 stock units which vested as the service was provided.

(2)
The amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123(R) referred to as "FAS 123(R)," of restricted stock awards pursuant to our 2003 Incentive Plan, and therefore include amounts from awards granted in and prior to 2007. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2007 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission or "SEC" on February 27, 2008.

Each of our non-employee directors received 1,000 shares of restricted stock during 2007 under our 2003 Incentive Plan. The aggregate grant date fair value computed in accordance with FAS 123(R) for the 1,000 shares of restricted stock granted to each of our non-employee directors on March 30, 2007 (closing price of $92.36) was $461,800.

As of December 31, 2007, our non-employee directors held the following number of unexercised stock options, unvested shares of restricted stock and stock units:

Name	Unexercised Options (#)	Unvested Shares of Restricted Stock (#)	Stock Units (#)
James S. Cownie	25,000	1,833	27,337
Fred S. Hubbell	25,000	1,833	25,563
Diana M. Laing	2,500	1,833	7,298
Stanley A. Moore	—	1,833	26,432
Dr. William P. Sexton	10,000	1,833	28,245
(3)
This column shows the dollar amount of dividend equivalents credited to the director's stock unit account in 2007. Stock unit balances are credited with dividend equivalents (priced at market) and in 2007, Messrs. Cownie, Hubbell and Moore, Ms. Laing and Dr. Sexton received 929, 869, 899, 248 and 960 dividend equivalent stock units.

Executive Officers

       The following table sets forth the names, ages and positions of our executive officers and the date each became an officer. Executive officers serve at the pleasure of our Board of Directors. Mr. Grossi is the only executive officer who has an employment agreement.

Name	Age	Position	Officer Since
Mace Siegel	82	Chairman of the Board of Directors	1993
Arthur M. Coppola	56	President and Chief Executive Officer	1993
Dana K. Anderson	73	Vice Chairman of the Board of Directors	1993
Edward C. Coppola	53	Senior Executive Vice President and Chief Investment Officer	1993
Thomas E. O'Hern	52	Executive Vice President, Chief Financial Officer and Treasurer	1993
Tony Grossi	49	Executive Vice President, Chief Operating Officer and Chief Economist	2007
Richard A. Bayer	58	Executive Vice President, Chief Legal Officer and Secretary	1994
John M. Genovese	47	Executive Vice President, Development	1997
Randy L. Brant	55	Executive Vice President, Real Estate	2001
Tracey P. Gotsis	42	Executive Vice President, Marketing and Development	2002

       The following table sets forth the number of shares of our Common Stock and OP Units beneficially owned by each of "our named executive officers" as of March 31, 2008.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)		Percent of Common Stock(3)
Arthur M. Coppola	1,304,203(4)(5)(6)	1.79%	1,471,477		3.68%
Edward C. Coppola	201,956(7)(8)(9)	*	857,795		1.44%
Thomas E. O'Hern	87,503(10)(11)	*	14,080		*
Tony Grossi	—	*	—	(12)	*
Richard A. Bayer	41,093(13)(14)	*	12,516		*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units listed.

(2)
Assumes that none of our outstanding OP Units or our convertible securities are redeemed for or converted into shares of Common Stock.

(3)
Assumes that all OP Units held by the person are redeemed for shares of Common Stock and that none of our OP Units or our convertible securities held by other persons are redeemed for or converted into shares of Common Stock, notwithstanding the percentage limitations under our charter which limit the number of shares that may be acquired by such person.

(4)
Includes 1,800 shares held by Mr. A. Coppola as custodian for his minor children.

(5)
Includes 295,722 shares subject to options granted to Mr. A. Coppola under our 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, Mr. A. Coppola has 57,174 unvested performance-based LTIP Units, 61,305 unvested service-based LTIP Units and 95,000 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(6)
Includes 21,986 shares of non-transferrable restricted stock granted to Mr. A. Coppola under our 2003 Incentive Plan which will vest after May 29, 2008. Includes 946,291 shares of Common Stock pledged as collateral for a line of credit.

(7)
Includes 27,166 shares subject to options granted to Mr. E. Coppola under our 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, Mr. E. Coppola has 33,352 unvested performance-based LTIP Units, 16,093 unvested service-based LTIP Units and 67,500 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(8)
Includes 31,000 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 4,500 shares held by Mr. E. Coppola as custodian for his minor children. All of the shares held by the family partnership are pledged as collateral for a line of credit. This family partnership is 90% owned by the trusts for Mr. Coppola's children and 5% owned by each of Mr. Coppola and his wife. Mr. Coppola disclaims any beneficial ownership of the shares held by his wife.

(9)
Includes 11,542 shares of non-transferrable restricted stock granted to Mr. E. Coppola under our 2003 Incentive Plan which will vest after May 29, 2008. Includes 125,378 shares which are pledged as collateral for a line of credit.

(10)
Includes 5,128 shares held by Mr. O'Hern as custodian for his minor children. In addition to the securities disclosed in the above table, Mr. O'Hern has 28,588 unvested performance-based LTIP Units, 13,794 unvested service-based LTIP Units and 55,000 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(11)
Includes 9,895 shares of non-transferrable restricted stock granted to Mr. O'Hern under our 2003 Incentive Plan which will vest after May 29, 2008 and 841 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan. Includes 43,429 shares which are pledged as security for a margin account.

(12)
Mr. Grossi has 14,396 vested performance-based LTIP Units, 29,228 unvested performance-based LTIP Units, 15,327 unvested service-based LTIP Units and 60,000 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(13)
Includes 6,434 shares subject to options granted to Mr. Bayer under our 1994 Incentive Plan which are currently exercisable or become exercisable before May 30, 2008. In addition to the securities disclosed in the above table, Mr. Bayer has 25,411 unvested performance-based LTIP Units, 12,261 unvested service-based LTIP Units and 50,000 SARs which vest on March 15, 2011 under our 2003 Incentive Plan.

(14)
Includes 8,793 shares of non-transferrable restricted stock granted to Mr. Bayer under our 2003 Incentive Plan which will vest after May 29, 2008. Includes 25,184 shares which are pledged as collateral for a line of credit.

       Biographical information concerning Messrs. Siegel, A. Coppola, Anderson and E. Coppola is set forth under the caption "Information Regarding Nominees and Directors."

       Thomas E. O'Hern has been one of our Executive Vice Presidents since December 1998 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern also served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. from 1978 through 1984. Mr. O'Hern is a member of the Board of Directors and the audit committee chairman of Douglas Emmett, Inc., a public REIT, and is a trustee for Little Company of Mary Hospital Foundation.

       Richard A. Bayer joined our Company in May 1994, and has been our Chief Legal Officer since January 2005, our Secretary since July 1994 and one of our Executive Vice Presidents since December 1998. Mr. Bayer was our General Counsel from July 1994 until January 2005. Prior to joining our Company, Mr. Bayer spent 11 years in the Real Estate Department of the national law firm of O'Melveny & Myers LLP where he specialized in representing corporate, banking and entertainment clients in multi-property and multi-state purchase and sale, financing, leasing, development and M&A transactions. From 1972 to 1983, Mr. Bayer served in a series of professional positions at the University of California, San Diego, including Resident Dean of Revelle College and Associate Dean of Students. He is a member of the Board of Visitors of his alma mater, the University of San Diego School of Law. Mr. Bayer is also currently a member of the Board of Trustees (and Chair of the Academic Affairs Committee) of Whittier College. In addition, he is a Founding Trustee of the Rubicon International Theatre Festival.

       Tony Grossi was appointed on November 1, 2006 as our Executive Vice President, Chief Operating Officer and Chief Economist and has served in such position since January 8, 2007. Prior to joining our Company, Mr. Grossi had been the Executive Vice President, Operations of The Cadillac Fairview Corporation Limited since 2002 where he was responsible for leading Cadillac Fairview's Canadian and United States real estate operations, encompassing five regional portfolios, national operations, marketing, tenant relations and property tax. Mr. Grossi joined Cadillac Fairview in 1985 and prior to his becoming Executive Vice President, Operations was Senior Vice President of the Greater Toronto Area Portfolio from 1995 through 2001. Cadillac Fairview is one of North America's largest investors, owners and managers of commercial real estate.

       John M. Genovese was appointed our Executive Vice President of Development on December 12, 2007 and is responsible for the strategic direction and management of various projects in our development pipeline. Mr. Genovese joined our Company in 1997 as a Vice President and became a Senior Vice President of Development in 1999. During his over 10 years, Mr. Genovese has directed redevelopments, expansions and renovations for more than 33 properties in our portfolio. Mr. Genovese is a member of The International Council of Shopping Centers where he serves on the Centerbuild Conference Committee and Admission and Governing Committee. He is also a lecturer at the ICSC University of Shopping Centers held at the University of Pennsylvania Wharton School and is the Dean for the School of Development, Design and Construction. In addition, Mr. Genovese is a member of the Board of Directors of The Los Angeles Business Council.

       Randy L. Brant joined our Company in 2001 as our Senior Vice President of Development Leasing and was appointed our Executive Vice President of Real Estate on December 12, 2007. Mr. Brant directs department store and theater leasing for projects in our development and redevelopment pipeline. He has nearly 30 years of experience in the retail industry, specializing in upscale and entertainment-driven retail developments. Before joining our Company, he was president of Gordon/Brant, LLC, an international developer specializing in entertainment-oriented retail centers known for creating the first two phases of The Forum Shops at Caesar's Palace. Mr. Brant also previously served as vice president of real estate for Simon Property Group and vice president of leasing for Forest City Enterprises. Mr. Brant began his career with the Ernest Hahn Company, where he was manager of shopping centers and went on to become vice president of leasing for the portfolio.

       Tracey P. Gotsis joined our Company with the acquisition of Westcor in July 2002. She has been our Executive Vice President of Marketing and Development since December 12, 2007, and is responsible for corporate branding and marketing, advertising, public relations, research and retailer communications as well as our marketing strategy for all our properties. Ms. Gotsis also served as a Senior Vice President of Marketing from June 2003 to December 2007. During her 10-year tenure with Westcor, she established the branding strategy, directed the marketing development efforts and served as Vice President of Marketing beginning in 2000. She serves on the International Council of Shopping Centers Certified Marketing Designation Committee, the Executive Board of Fresh Start Women's Foundation and the Myasthenia Gravis Foundation.

       The following Report of the Compensation Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

Compensation Committee Report

       The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2007 and this Proxy Statement for our 2008 Annual Meeting of Stockholders.

The Compensation Committee
Stanley A. Moore, Chairman James S. Cownie Diana M. Laing Dr. William P. Sexton

Compensation Discussion and Analysis

       The Compensation Committee.    The Compensation Committee or the "Committee" reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Messrs. Moore and Cownie, Ms. Laing and Dr. Sexton.

       The Committee has commissioned independent compensation consultants to assist in the development and review of our compensation programs for our executive and senior officers. Among other things, the consultants have reviewed the compensation programs of similar companies in the REIT industries, particularly retail mall owners, and compared them to our compensation programs. Since our initial public offering in 1994, independent compensation consultants have performed these reviews typically on a bi-annual basis focusing on the development of a competitive total compensation program. Since 2005, the Committee has retained Towers Perrin to conduct this review.

       In addition, Mr. A. Coppola also generally attends the Compensation Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to the various compensation matters. Given his knowledge of our executive officers and our business, the Committee believes that Mr. A. Coppola is an integral and vital part of the compensation process and therefore values his recommendations. The Committee though is responsible for approving the compensation for all of our named executive officers.

       Objectives of the Executive Compensation Program.    Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively and continuing our growth. The Committee believes strongly in linking compensation to performance, and our compensation program includes meaningful pay-for-performance components. Although the Committee has established an executive compensation program that delivers total pay primarily linked to overall business results, it also recognizes individual performance. With this type of program, the Committee believes it can attract, motivate and retain highly skilled executives whose performance and contributions result in increased stockholder value. The Committee utilizes a combination of cash and equity-based compensation, including restricted stock, LTIP Units and SARs, to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

       Elements of the Program.    Our executive compensation program includes three principal elements, each of which is intended to serve our overall compensation philosophy.

       First, the executive's base salary is intended to create a minimum level of compensation that is competitive with other comparable companies in the REIT industries, particularly retail mall REITs, depending on the experience and position of the executive.

       Second, our Company has an annual incentive compensation plan for executive officers, other senior officers and key employees under which bonuses, which may be paid in the form of cash, restricted stock or service-based LTIP Units, are awarded to reflect corporate and individual performance during the prior calendar year. The objective of this annual incentive compensation plan is to motivate and reward executives for performance that benefits our Company and our stockholders and to recognize the contributions of our key employees.

       Finally, our 2006 LTIP is designed to further align the interests of our stockholders and management by encouraging our executives to create stockholder value in a pay-for-performance structure through the issuance of LTIP Units that vest based on total stockholder return. In 2008, the Committee added SARs to the pay mix for our executive and senior officers. These components of our long-term incentive program are an important means to link the interests of management and our stockholders and to encourage management to adopt a longer-term perspective. The LTIP Units, SARs and restricted stock awards are granted under our 2003 Incentive Plan which was approved by our stockholders. The following provides more detailed information regarding each principal program element.

         A.    Base Salary.    The base salary of each executive officer is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, competitive, economic and other factors deemed relevant by the Committee, including in some years the review of compensation reports of its compensation consultants. A multiple of the base salary is also sometimes used in determining equity compensation grants.

         B.    Annual Incentive Compensation Plan.    The Committee historically has awarded annual incentive compensation, 50% of which is cash and 50% of which is restricted stock and/or service-based LTIP Units, to its named executive officers based on corporate and individual performance.

         Corporate Performance.    In general, approximately 50-70% of the annual incentive compensation award is based on overall corporate performance, as determined by performance measures such as funds from operations or "FFO" per share, net operating income, total stockholder return, sales per square foot and the successful completion of acquisitions, developments, redevelopments, financings and other business initiatives. If the Committee pre-establishes a performance target (which it did not for 2007 performance), the Committee may consider and adjust for external factors that are beyond the control of management that may have positively or negatively impacted our Company's ability to meet such target. The Committee believes this approach to annual compensation provides appropriate links between executive compensation and our Company's performance.

         Individual Performance.    Generally, approximately 30%-50% of the annual incentive compensation award focuses upon the Committee's subjective evaluation of the individual executive's performance and therefore provides executives with an incentive for superior individual performance. The Committee evaluates the annual performance of our named executive officers after review of their goal statements and discussion with Mr. A. Coppola of his evaluation of their performance.

         Award Amounts.    For each of corporate and individual performance, the Committee determines whether the "target performance" or "high performance" level has been achieved. No performance targets were pre-established for determining a target vs. high performance level for 2007 corporate and individual performance. Instead, the Committee subjectively weighed the corporate and individual accomplishments achieved in 2007 as more fully described below.

         If the Committee determines overall that the target performance level is achieved, annual incentive compensation generally may range from zero to a maximum of 200% of base salary (for the CEO) or 150% of base salary (for the other named executive officers). If the Committee believes overall the high performance level is met, the bonus may range from zero to a maximum of 400% of base salary (for the CEO) or 300% of base salary (for the other named executive officers). Actual awards under the annual incentive program are discretionary. The Committee set Mr. A. Coppola's annual compensation potential at a higher percentage level because as the CEO and President he is our strategic leader and manages and directs our other named executive officers.

         The Committee has historically chosen a March date as the grant date for the annual awards since it occurs after the release of our year-end financial information and provides the Committee with sufficient time to evaluate the performance of our Company, the executives and any peer groups for the prior fiscal year. Annual incentive compensation grants for 2007 performance and our SAR grants were made on March 7, 2008 which was after the release of our 2007 financial results and was the same date for the cash and/or equity bonus awards for our other salaried employees.

         Restricted Stock/LTIP Unit Bonus Program.    Another important element of the annual incentive compensation plan is that it provides a method for executives to elect to increase their stock ownership in our Company. Eligible participants are offered the opportunity to receive all or a portion of what would otherwise have been a cash bonus in restricted stock or service-based LTIP Units, valued as of the date of the award at 1.5 times the amount otherwise payable in cash to reflect the substantial risks associated with the deferral of payment and vesting restrictions of the award. In this way, the Restricted Stock/LTIP Unit Bonus Program helps convert a short-term, cash component of the annual incentive compensation program into a long-term, equity-based component. See Note 2 on page 26 of this Proxy Statement. Although there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation, through executive participation in the Restricted Stock/LTIP Unit Bonus Program, a majority of total compensation to the eligible named executive officers has historically been in the form of equity compensation.

         C.    2006 LTIP/SARs.    To provide a meaningful long-term component to our executive compensation program, the Committee adopted the 2006 LTIP not only to increase focus on our long-term performance through the key stockholder performance measure of total stockholder return but also to remain competitive in terms of total executive compensation compared to our REIT peers. In 2008, the Committee added SAR grants for executive and senior officers, which are only exercisable after three years and expire after ten years, to further enhance this long-term component. All March 2008 SAR grants were made on the same basis—1 SAR for each $10 of 2008 base salary. The Committee believes adoption of the 2006 LTIP and the grant of SARs has made our executive compensation program more competitive and encourages management to adopt a longer-term perspective and commitment to our Company. See pages 33-35 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units.

       Other Benefits and Agreements.

         A.    Employment Agreement.    Mr. Grossi is the only named executive officer with an employment agreement. This employment agreement was entered into as an inducement to his employment as our Chief Operating Officer and provides Mr. Grossi with certain severance benefits if his employment is terminated without cause, or by reason of death or disability, on or before December 31, 2009. After such date, the employment agreement terminates except for a severance payment which becomes payable only if Mr. Grossi is terminated without cause on or before December 31, 2011. For a detailed description of these benefits see pages 36-37 of this Proxy Statement.

         B.    Management Continuity Agreements.    On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer. Mr. Grossi also entered into a management continuity agreement on January 8, 2007. The management continuity agreements provide change of control benefits for each executive officer and are designed to promote stability and continuity of management. Each management continuity agreement has a "double trigger" feature with respect to the payment of severance benefits, which means that both a change of control and an actual or constructive termination is required in order for severance benefits to become payable, and has a "single trigger" feature with respect to the automatic vesting of outstanding unvested restricted stock, service-based LTIP Units, stock options and SARs, which means that only a change of control is required for the awards to vest. We provide single trigger vesting because we believe that the purpose of paying executives with equity incentives is to align the interests of management with our stockholders and that those interests should be enhanced and not disturbed in the context of a change of control. The triggering events for payment of severance benefits and acceleration of outstanding unvested awards were established based on the recommendation of outside consultants to reflect industry practice. For a detailed description of these agreements, see pages 37-38 of this Proxy Statement.

         We believe that the management continuity agreements help to aid us in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the agreements are designed to offset the uncertainty of executives as to their own future if a change in control actually occurs. We believe that the management continuity agreements help to increase stockholder value by making the executives neutral to change in control transactions that are in the best interests of our Company and our stockholders.

         C.    Other.    Certain of our named executive officers further participate in certain deferred compensation plans available to all Vice Presidents who make more than $120,000 annually and are eligible to receive other benefits which are generally available to all salaried employees. See the "Nonqualified Deferred Compensation" table.

       Compensation Consultants.    The Committee commissioned Towers Perrin in 2005/2006 to conduct a compensation study focusing on the aggregate compensation of our named executive officers and independent directors. Since aggregate compensation levels are generally targeted to reflect the current practices of comparable companies in the REIT industries, particularly companies that own retail malls, the study focused on three peer groups for the executive officers: (1) selected REITs across various property sectors with market capitalization and asset values similar to our Company, (2) retail mall REITs and (3) selected REIT companies with retail operations. (See Appendix II for a list of the peer groups). The conclusion of this study was that the total compensation (which includes base salary and annual and long-term incentive compensation) of our executive officers assuming target performance was generally below the median market practice of their respective peers. As a result, the Committee revised our executive compensation program in 2006 with a general guideline to set compensation at least at the 75th percentile of the total executive compensation of our executive peer groups.

       Effective January 1, 2006, after the study, the Committee increased the base salaries and modified the annual incentive compensation award potential for our named executive officers. In addition, the study concluded that our Company did not have a substantive long-term incentive program for our executives compared to our peer groups so the 2006 LTIP was adopted by our Board on October 26, 2006 and performance-based LTIP Units were awarded to our named executive officers. Finally, the Towers Perrin study also reviewed market practice regarding change of control benefits for certain executives and the Committee and our Board approved on October 26, 2006 revised management continuity agreements.

       Compensation for 2007 Performance.

         A.    Base Salary.

           The base salaries of Messrs. A. Coppola, E. Coppola, Grossi, O'Hern and Bayer of $750,000, $525,000, $500,000, $450,000 and $400,000, respectively, remained unchanged for 2007. The Committee decided to raise their salaries effective March 2, 2008 since they had not been increased in over two years. Except for Mr. E. Coppola's raise in connection with his 2004 promotion, this was only the second salary increase since 2002. The current base salaries for Messrs. A. Coppola, E. Coppola, Grossi, O'Hern and Bayer are $950,000, $675,000, $600,000, $550,000 and $500,000.

         B.    Annual Incentive Compensation Award.

    1.           Awards Reflected in Summary Compensation Table.

           The Summary Compensation Table under "Stock Awards" for 2007 sets forth the amount of compensation expense recognized with respect to equity compensation awards for financial reporting purposes under FAS 123(R) for 2007 as required by the SEC's rules. Therefore, the amounts set forth in that table for each named executive officer reflect a portion of restricted stock grants awarded in and prior to 2007. These restricted stock grants represent the executive's annual incentive compensation awarded for the prior applicable fiscal year. As noted previously, these awards are based on corporate and individual performance. Our Company has in prior proxy statements described the basis for the amount of each of these restricted stock awards granted for the respective year's performance.

    2.           Awards for 2007 Performance.

           We believe that to understand the total compensation awarded for the 2007 performance of our named executive officers it is important to describe the annual incentive compensation awarded on March 7, 2008 for 2007 performance, which is not completely reflected in the tables.

             a.    2007 Corporate Performance.    In reviewing 2007 results, the Committee first reviewed our overall corporate performance focusing on a variety of measures but not assigning any particular weight to any single measure. In addition, no pre-established performance targets were used for this review. The Committee believes 2007 was a productive year overall for our Company marked by strong fundamentals, including a 7% increase in FFO per share-diluted from 2006 which met our published earnings guidance, same center net operating income growth of 2.4% compared to 2006, strong leasing activity in terms of volume of deals and spreads and continued strong portfolio occupancy of 93.5%. In addition, our balance sheet was further strengthened by the successful lowering of our interest rate on our $1.5 billion credit facility, the careful management of our debt schedule and our continued strategy of placing long-term fixed-rate mortgages on properties and using the excess borrowing proceeds to pay down floating rate corporate level debt. Also of significance was our successful notes offering in March of 2007, which raised more than $931 million in net proceeds. These proceeds were used to repay floating rate debt.

             In 2007, seven important development/redevelopment projects opened across the country, notably SanTan Village, Freehold Raceway Mall and the Promenade at Casa Grande. The past year was one of the most productive years in our history in terms of increasing the value of our portfolio through new development/redevelopment projects. In addition, significant progress was made in furthering our plans for future development/redevelopment projects (including renovations) anticipated to open in the next three years and key entitlements were obtained for certain properties, including Santa Monica Place. Furthermore, in the fourth quarter of 2007, our Company agreed to a sale/leaseback transaction of 43 Mervyn's sites and closed on 39 of these 43 locations in December. Management also negotiated the acquisition of The Shops at North Bridge with our joint venture partner, the Alaska Permanent Fund Corporation, which added further strength to our portfolio, as well as established plans for the previously acquired 11 former Federated spaces providing another platform for future growth. Finally, our goal of disposing of non-core assets was furthered by our redemption of the equivalent of 2.9 million common OP Units in exchange for the transfer of four upstate New York, less productive assets.

             Noting the overall strength of our balance sheet and our success in the development/redevelopment and acquisition areas, it was the Committee's subjective final analysis that our 2007 corporate performance met the target performance level.

             b.    2007 Individual Performance.    The Committee also focused on the 2007 individual performance of our named executive officers with Mr. Arthur Coppola who advised the Committee with respect to his performance and the performance of the other executives. As part of this process, the Committee reviewed the general goal statements prepared by each such executive for 2007 and beyond, as well as Mr. A. Coppola's evaluation of the progress made regarding their respective goals. In determining the level of individual performance, the Committee did not pre-establish what criteria would result in a target vs. high performance level but instead subjectively weighed with Mr. A. Coppola the accomplishments and progress of each individual.

             After this review and based on Mr. A. Coppola's recommendation, it was the Committee's view that Messrs. E. Coppola, Grossi, O'Hern and Bayer all had a quality 2007 performance based on the role each executive played in achieving a variety of our 2007 corporate accomplishments. The Committee noted the leadership of Messrs. E. Coppola and Bayer with respect to our acquisitions and notes offering, Mr. Grossi's restructuring of our leasing, operations and marketing departments and Mr. O'Hern's success in strengthening our balance sheet. Based on this overall review of corporate and individual performance and Mr. A. Coppola's recommendation, the Committee approved a target performance level bonus for each of the above named executive officers. The amount of the annual incentive bonus for these executive vice presidents was set at 150% of 2007 base salary.

             Finally, the Committee reviewed the performance of Mr. Arthur Coppola in the same manner as the other named executive officers and highlighted the following key accomplishments in what they viewed as an extremely productive and successful year for Mr. Coppola:

               Arthur Coppola—The Committee believes that Mr. Coppola's management and direction of our executive team was critical to our operations and success in 2007,

        especially in a year where a new COO joined our Company. The Committee further believes that many of the achievements for 2007 ranging from our acquisitions to our development/redevelopment pipeline were realized in large part because of his leadership and involvement. The Committee considered not only his overall responsibilities for overseeing our strategies and operations but also his new significant responsibilities in leading our development/redevelopment department and helping Mr. Grossi effectively integrate into our Company. Mr. Coppola oversaw the successful opening of seven important development/redevelopment projects in 2007 and is leading our Company in forming and executing our extensive future development/redevelopment plans, including obtaining the necessary entitlements and approvals. He has also been instrumental in strengthening and expanding our relationships with department stores and key retailers. In addition, Mr. Coppola has worked with Mr. Grossi during this transitional year to help restructure key departments to further improve their operations and potential for growth. The Committee believes that our Company will be well positioned to execute our proposed development/redevelopment plans, further develop our assets and improve our core operations because of his oversight and direction. As a result of these achievements and his new responsibilities, the Committee believed Mr. Coppola had an extremely strong year which warranted a high performance level bonus. His annual incentive bonus was therefore set at 400% of his 2007 base salary.

             In 2007, all eligible named executive officers participated in the Restricted Stock/LTIP Unit Bonus Program and elected in advance to convert all of what would otherwise have been a cash bonus in 2008 into additional service-based LTIP Units. As a result, the only cash compensation received by these executives for 2007 performance was their base salary. All of these grants as well as the continuation of the Restricted Stock/LTIP Unit Bonus Program were made on a basis that is consistent with our philosophy of granting awards to provide executives with a promise of longer-term rewards directly linked to increased share values.

             The following table shows the annual incentive compensation awarded on March 7, 2008 to the named executive officers for their 2007 performance based on a closing stock price of our Common Stock of $61.17. The table shows the original bonus amount in cash and service-based LTIP Units; the value of the total service-based LTIP Units the executive received under the Restricted Stock/LTIP Unit Bonus Plan instead of cash; and his total annual incentive compensation bonus. These service-based LTIP Units will vest in equal annual installments over three years.

Annual Incentive Compensation for 2007 Performance

			Value of Total Units Received in Lieu of Cash Bonus
	Original Bonus Amount
Name
	LTIP Units	Cash		Total Bonus Amount
Arthur M. Coppola	$1,500,000	$1,500,000	$2,250,000	$3,750,000	61,305 LTIP Units
Thomas E. O'Hern	$337,500	$337,500	$506,250	$843,750	13,794 LTIP Units
Edward C. Coppola	$393,750	$393,750	$590,625	$984,375	16,093 LTIP Units
Tony Grossi	$375,000	$375,000	$562,500	$937,500	15,327 LTIP Units
Richard A. Bayer	$300,000	$300,000	$450,000	$750,000	12,261 LTIP Units

         C.    Performance-Based LTIP Unit Awards.

         On January 8, 2007, the Committee awarded 43,624 performance-based LTIP Units under the 2006 LTIP to Mr. Grossi in connection with his employment as our COO. The number of LTIP Units awarded represented three times the value of his base salary and annual incentive compensation at the target performance level (150%) as specified in his employment agreement. In addition, the Committee determined in accordance with the 2006 LTIP that 33% of the performance-based LTIP Units of Messrs. A. Coppola, E. Coppola, Grossi, O'Hern and Bayer vested on December 31, 2007 since our 2007 total stockholder return was at or above the 60th percentile of the total stockholder return of our peer REITs as a group during the same period but below the 70th percentile. See page 34 of this Proxy Statement for detailed information about the definition of total stockholder return and the vesting of performance-based LTIP Units.

       Accounting and Tax Issues.    The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

         Section 162 (m).    The Committee's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended or the "Code" has been to make reasonable efforts to design compensation arrangements such that compensation, in the ordinary course, is deductible while preserving the ability to pay incentive compensation that may not be deductible if such compensation in its view is appropriate to incentivize and reward our executives relative to their performance. As the Committee in recent years has increased the use of restricted stock as a form of incentive compensation, an increasing proportion of the compensation paid to our named executive officers has exceeded the $1,000,000 limitation imposed by Section 162(m). Our restricted stock grants have not been performance-based for these tax purposes; consequently, the regular and cumulative vesting, or any accelerated vesting, of one or more awards can result in non-deductible compensation. However, as long as we continue to qualify as a REIT under the Code, the payment of non-deductible compensation should not have material adverse consequences for our Company so long as we continue to distribute at least 90% of our taxable income.

       Stock Ownership Policies.    Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established (1) a policy that all non-employee directors own at least the lesser of (i) 3,500 shares or (ii) $250,000 of Common Stock by the fourth anniversary of the director's election to our Board and (2) a policy that, within three years of becoming an executive officer, the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer own Common Stock with a value equal to five times their respective base salaries and that the other named executive officers own Common Stock with a value equal to three times their respective base salaries. These policies also set forth the forms of equity interests in our Company which will count toward stock ownership. All of our directors and named executive officers meet these stock ownership policies.

Executive Compensation

       The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers, as of December 31, 2007, the aggregate compensation paid, awarded, earned or expensed with respect to such persons in 2006 and 2007. In accordance with the SEC rules, only fiscal 2007 information is presented with respect to Mr. Grossi since he was not an executive officer of our Company in 2006.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Arthur M. Coppola, President and Chief Executive Officer	2007 2006		750,000 750,000		1,500,000 750,000	4,931,515 3,255,666	— —	— —	— —	110,932 67,339	7,292,447 4,823,005
Thomas E. O'Hern, Executive Vice President, Chief Financial Officer and Treasurer	2007 2006		450,000 450,000		337,500 337,500	2,154,776 964,933	— —	— —	— —	29,160 71,200	2,971,436 1,823,633
Edward C. Coppola, Senior Executive Vice President and Chief Investment Officer	2007 2006		525,000 525,000		393,750 393,750	2,604,544 1,237,319	— —	— —	— —	29,653 83,411	3,552,947 2,239,480
Tony Grossi, Executive Vice President, Chief Operating Officer and Chief Economist	2007 2006	(6)	471,154 —	(6)	375,000 —	1,555,006 —	— —	— —	— —	134,491 —	2,535,651 —
Richard A. Bayer, Executive Vice President, Chief Legal Officer and Secretary	2007 2006		400,000 400,000		300,000 300,000	1,902,848 838,110	— —	— —	— —	71,731 63,391	2,674,579 1,601,501

(1)
Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See "Nonqualified Deferred Compensation" table. Effective March 2, 2008, the base salaries for Messrs. A. Coppola, O'Hern, E. Coppola, Grossi and Bayer were increased to $950,000, $550,000, $675,000, $600,000 and $500,000, respectively.

(2)
Under the Restricted Stock/LTIP Unit Bonus Program, participants are offered the opportunity to elect to receive all or a portion of what would otherwise have been a cash bonus in restricted stock or service-based LTIP Units. Subject to certain conditions, if a participant timely elected to receive restricted stock or service-based LTIP Units instead of cash, he received a number of restricted shares of Common Stock or service-based LTIP Units that had a market value (not considering the effect of vesting restrictions) as of the date of the award at 1.5 times the amount he would otherwise then receive in cash. Although this column shows the amount of the cash bonus awarded (i) in 2008 for 2007 performance and (ii) in 2007 for 2006 performance, Messrs. A. Coppola, E. Coppola, O'Hern, Grossi and Bayer elected to participate in the Restricted Stock/LTIP Unit Bonus Program and therefore received additional restricted stock or service-based LTIP Units in lieu of their cash bonus. See the "Grants of Plan-Based Awards" table, footnote (3). In accordance with the SEC rules, the original cash bonus amount is set forth under the "Bonus" column even though no cash payment was made.

  The following chart shows the notional cash amount of the executive's bonus received in restricted stock or service-based LTIP Units, the number of shares of restricted stock or service-based LTIP Units he received under the Restricted Stock/LTIP Unit Bonus Program instead of his cash bonus and the dollar value of such awards as of the grant date based on the closing price of our Common Stock:

	March 30, 2007/$92.36	March 7, 2008/$61.17
Arthur M. Coppola	$750,000; 12,181 restricted stock shares ($1,125,000)	$1,500,000; 36,783 LTIP Units ($2,250,000)
Thomas E. O'Hern	$337,500; 5,481 restricted stock shares ($506,250)	$337,500; 8,276 LTIP Units ($506,250)
Edward C. Coppola	$393,750; 6,395 restricted stock shares ($590,625)	$393,750; 9,655 LTIP Units ($590,625)
Tony Grossi	—	$375,000; 9,196 LTIP Units ($562,500)
Richard A. Bayer	$300,000; 4,872 restricted stock shares ($450,000)	$300,000; 7,357 LTIP Units ($450,000)
(3)
The amounts represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and December 31, 2006, respectively, in accordance with FAS 123(R), of:

  (i)
  restricted stock awards pursuant to our 2003 Incentive Plan, which includes amounts from awards granted in and prior to the applicable reporting year and includes shares of restricted stock that were received in lieu of cash bonuses under the Restricted Stock/LTIP Unit Bonus Program, and

  (ii)
  performance-based LTIP Units pursuant to our 2006 LTIP and 2003 Incentive Plan.

  Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2007 or 2006 by our named executive officers. Assumptions used in the calculation of these amounts are set forth in footnote 16 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2008. Restricted stock awards vest over a three-year period, with 33 1/3% of the shares vesting on or about each of the first, second and third anniversaries of the grant date. In addition, performance-based LTIP Units vest in two cumulative stages as more fully described on page 34 of this Proxy Statement.

(4)
None of the earnings on the deferred compensation were considered above-market or preferential.

(5)
"All Other Compensation" includes the following components:

		Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plans $	Life Insurance Premiums $	Use of Private Aircraft $	Relocation- Related Payments $
Arthur M. Coppola	2007 2006	— —	— —	900 900	110,032 66,439	— —
Thomas E. O'Hern	2007 2006	9,000 8,800	7,355 27,715	12,805 12,792	— 21,893	— —
Edward C. Coppola	2007 2006	— —	— —	900 900	28,753 82,511	— —
Tony Grossi	2007 2006	— —	4,419 —	16,354 —	— —	113,718 —
Richard A. Bayer	2007 2006	8,209 8,800	48,692 34,023	14,830 20,568	— —	— —

  Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under certain deferred compensation plans and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the "Nonqualified Deferred Compensation" table.

  Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive's personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less any portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and the acquisition costs.

  Relocation-Related Payments.    Amounts shown reflect payment in 2007 of Mr. Grossi's moving costs to Los Angeles ($43,468) and his housing rent for eight months ($70,250). In 2008, additional relocation payments were made of $129,203, which included payment of the commission on the sale of his home in Canada ($94,497).

(6)
Mr. Grossi began his employment with our Company on January 8, 2007. His annualized base salary for 2007 was $500,000. His employment agreement dated November 1, 2006 provides that he will receive an annual base salary of no less than $500,000, subject to discretionary increases.

Grants of Plan-Based Awards

       The following table provides information regarding our restricted stock awarded under our 2003 Incentive Plan and our performance-based LTIP Units awarded under our 2006 LTIP and our 2003 Incentive Plan to our named executive officers in 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (#)(3)
Arthur M. Coppola	3/30/07		—	—	—	—	—	—	20,301	—	—	1,875,000
Thomas E. O'Hern	3/30/07		—	—	—	—	—	—	9,135	—	—	843,709
Edward C. Coppola	3/30/07		—	—	—	—	—	—	10,658	—	—	984,373
Tony Grossi	1/08/07	(4)	—	—	—	8,725	43,624	43,624	—	—	—	2,468,264
Richard A. Bayer	3/30/07		—	—	—	—	—	—	8,120	—	—	749,963

(1)
Represents awards of performance-based LTIP Units made under our 2006 LTIP. Awards under this program may range from zero to the maximum number of LTIP Units set forth in the table depending on our total stockholder return relative to a group of our peer REITs as more fully described on page 34 of this Proxy Statement. Measurements of performance were or will be taken annually for 2007, 2008 and 2009 and then on a cumulative basis at the end of a three-year measurement period from January 1, 2007 through December 31, 2009. The number of LTIP Units reported under the "Threshold (#)" subcolumn represents 20% of the maximum number of LTIP Units set forth in the table, which is the portion that would have vested in 2007 if our performance relative to our peer REITs was at or above the 50th percentile but less than the 60th percentile. Because there is no established target amount under this program, the number of LTIP Units reported under the "Target (#)" subcolumn represents the portion of the maximum number of LTIP Units set forth in the table that would have vested if our total stockholder return relative to our peer REITs for the full three-year performance period was at the same percentile as it was for the period from January 1, 2007 through December 31, 2007, when the total stockholder return relative to our peer REITs was at or above the 60th percentile but below the 70th percentile (i.e., 100% vesting). Distributions are payable on the LTIP Units to the same extent and on the same date that distributions are paid on common OP Units of our Operating Partnership. LTIP Units have the same voting rights as common OP Units of our Operating Partnership.

(2)
All awards in this column relate to restricted stock granted under the 2003 Incentive Plan. The awards also include any additional shares of restricted stock that were received in lieu of cash bonuses earned during 2006 under the Restricted Stock/LTIP Unit Bonus Program and awarded in 2007. All of these awards vest over a three-year period, with 33 1/3% of the shares vesting on or about the first, second and third anniversaries of the grant date. Grants of restricted stock include the right to receive cash dividends at the same rate as on unrestricted shares. Shares of restricted stock have the same voting rights as shares of our Common Stock.

(3)
The grant date fair value of the awards of restricted stock and performance-based LTIP Units was calculated in accordance with FAS 123(R).

(4)
The Compensation Committee approved the dollar amount of his performance-based LTIP Unit award on October 25, 2006 in connection with his employment agreement and authorized the unit amount of such award to be determined based on the closing price of our Common Stock on the grant date of January 8, 2007 (his first day of employment).

Outstanding Equity Awards at December 31, 2007

       The following table provides information on the holdings of stock options, restricted stock and performance-based LTIP Unit awards by our named executive officers as of December 31, 2007.

						Stock Awards(1)
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Option Awards(1)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Arthur M. Coppola	295,722	—	—	23.375	2/19/09	57,538	(5)	4,088,650	57,174	4,062,784
Thomas E. O'Hern	—	—	—	—	—	23,311	(6)	1,656,480	28,588	2,031,463
Edward C. Coppola	27,166	—	—	23.375	2/19/09	28,917	(7)	2,054,842	33,352	2,369,993
Tony Grossi	—	—	—	—	—	—		—	29,228	2,076,942
Richard A. Bayer	6,434	—	—	23.375	2/19/09	20,511	(8)	1,457,512	25,411	1,805,706

(1)
This table does not include grants made to these executives on March 7, 2008 of SARs and service-based LTIP Units for their 2007 performance. Such grants are described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2)
The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2007 of $71.06. The awards also include any additional shares of restricted stock that were received in lieu of cash bonuses under the Restricted Stock/LTIP Unit Bonus Program.

(3)
The Equity Incentive Plan Awards in this table reflect performance-based LTIP Units granted on October 26, 2006 to all named executive officers, other than Mr. Grossi and performance-based LTIP Units granted on January 8, 2007 to Mr. Grossi.

(4)
The vesting of the performance-based LTIP Units occurs in two cumulative stages and they do not realize their full economic value until certain conditions are met as more fully described on page 34 of this Proxy Statement. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2007 of $71.06.

(5)
Includes 35,551 shares of restricted stock that vested on March 31, 2008, 15,219 shares of restricted stock that will vest on March 31, 2009, and 6,768 shares of restricted stock that will vest on March 31, 2010.

(6)
Includes 13,417 shares of restricted stock that vested on March 31, 2008, 6,848 shares of restricted stock that will vest on March 31, 2009, and 3,046 shares of restricted stock that will vest on March 31, 2010.

(7)
Includes 17,374 shares of restricted stock that vested on March 31, 2008, 7,989 shares of restricted stock that will vest on March 31, 2009, and 3,554 shares of restricted stock that will vest on March 31, 2010.

(8)
Includes 11,718 shares of restricted stock that vested on March 31, 2008, 6,087 shares of restricted stock that will vest on March 31, 2009, and 2,706 shares of restricted stock that will vest on March 31, 2010.

Option Exercises and Stock Vested

       The following table shows information regarding the value of options exercised and restricted stock and performance-based LTIP Units vested during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Arthur M. Coppola	—	—	86,994	(2)	7,551,367	(2)
Thomas E. O'Hern	—	—	27,699	(3)	2,258,345	(3)
Edward C. Coppola	—	—	33,958	(4)	2,786,527	(4)
Tony Grossi	—	—	14,396	(5)	1,022,980	(5)
Richard A. Bayer	—	—	24,310	(6)	1,978,650	(6)

(1)
This number includes the vesting of shares of restricted stock (including any additional shares of restricted stock that were received in lieu of cash bonuses under the Restricted Stock/LTIP Unit Bonus Program) and the vesting of performance-based LTIP Units. An individual, upon vesting of restricted stock or performance-based LTIP Units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock.

(2)
This number represents the vesting of 58,833 shares of restricted stock and 28,161 performance-based LTIP Units.

(3)
This number represents the vesting of 13,619 shares of restricted stock and 14,080 performance-based LTIP Units.

(4)
This number represents the vesting of 17,531 shares of restricted stock and 16,427 performance-based LTIP Units.

(5)
This number represents the vesting of 14,396 performance-based LTIP Units.

(6)
This number represents the vesting of 11,794 shares of restricted stock and 12,516 performance-based LTIP Units.

Nonqualified Deferred Compensation

       Certain of our named executive officers currently participate in our 2005 Deferred Compensation Plan for Senior Executives, referred to as our "2005 Plan" and our Deferred Compensation Plan for Senior Executives, which governs deferred compensation elections and contributions made prior to 2005. These two plans are collectively referred to as our "Deferred Compensation Plans." In addition, our Company has an Executive Officer Deferral Plan, referred to as our "Executive Officer Plan," which was suspended in 2003 and in which Messrs. A. Coppola and E. Coppola currently have account balances. The following table provides information with respect to our named executive officers for these plans for fiscal year 2007.

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)(2)	Aggregate Earnings in 2007 ($)(3)	Aggregate Withdrawals/ Distributions during 2007 ($)	Aggregate Balance at 12/31/07 ($)(4)
Arthur M. Coppola	—	—	—	—	1,984,900
Thomas E. O'Hern	29,423	7,355	79,705	—	1,383,761
Edward C. Coppola	—	—	56,255	—	2,023,623
Tony Grossi	17,672	4,419	(5)	—	22,083
Richard A. Bayer	194,768	48,692	17,231	—	620,865

(1)
The amounts in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
Our Company's contributions to the Deferred Compensation Plans are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
None of the earnings set forth in this column are considered above-market or preferential, and therefore none of such amounts are reflected in the Summary Compensation Table.

(4)
The following table reflects the contributions made by our Company and each of these executives under our Deferred Compensation Plans that were previously reported as compensation in our Summary Compensation Table for 2006.

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)
Arthur M. Coppola	—	—
Thomas E. O'Hern	110,866	27,715
Edward C. Coppola	—	—
Tony Grossi	—	—
Richard A. Bayer	129,229	34,023
(5)
This amount was negative.

Description of Nonqualified Deferred Compensation Plans.

a.
The Deferred Compensation Plans.

       As of December 31, 2007, Messrs. O'Hern, E. Coppola, Grossi and Bayer had account balances under our Deferred Compensation Plans. Under the 2005 Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary (up to 50%) and bonus (up to 100%) to be earned during the following calendar year. Our Company will credit an amount equal to the compensation deferred by a participant to that participant's deferral account under the 2005 Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion, of the amount of compensation deferred by each participant under the plan. For 2007, our Company matched 25% of the amount of salary and bonus deferred up to a limit of 5% of total salary and bonus.

       Account balances under the Deferred Compensation Plans will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to their deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts before, at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plans. Changes to these elections under the Plans may be made under limited circumstances. Under the 2005 Plan, key employees who have elected a lump sum payment at termination of employment must wait six months after termination, other than as a result of death, to receive a distribution. Employees who are eligible to participate in the 2005 Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

b.
Executive Officer Plan.

       As of December 31, 2007, only Messrs. A. Coppola and E. Coppola had account balances under our Executive Officer Plan and all amounts in these accounts are fully vested. The Executive Officer Plan allowed eligible participants to defer a portion of their salary (up to 100%) and to receive a matching contribution equal to a discretionary percentage of the amount of salary deferred by the participant. Our Executive Officer Plan provided that a participant was 25% vested in the amount of salary deferred and matching contribution made by our Company every January 1, beginning January 1 of the year following the year in which the salary deferrals and matching contributions were made. As of the plan year 2003, all deferred contributions made by the participants and the matching contributions made by our Company were suspended under our Executive Officer Plan. Therefore, no participant deferral contributions or Company matching contributions were made to our Executive Officer Plan in 2007. Generally, the account balances in our Executive Officer Plan are not credited with income, gains and losses. Participants will be eligible to receive distributions of the amounts credited to their accounts pursuant to elections made under the rules of our Executive Officer Plan.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

       Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid, awarded, earned or expensed are generally described under "Compensation Discussion and Analysis" and in the footnotes to the compensation tables. The material terms of our 2006 LTIP pursuant to which LTIP Units are granted are described below. There are no employment agreements with the named executive officers, except with Mr. Grossi. There are management continuity agreements with all of our named executive officers. On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer and on January 8, 2007, our Company entered into a management continuity agreement with Mr. Grossi. Mr. Grossi's employment agreement provides severance benefits and the management continuity agreements provide change of control benefits for each such executive officer, which are more fully described under "Potential Payments Upon Termination or Change of Control."

LTIP Unit Awards

       LTIP Units of our Operating Partnership are structured to qualify as "profits interests" for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership's common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company's election. LTIP Units may be subject to performance-based vesting or service-based vesting.

a.
Performance-Based LTIP Units.

       Certain of our LTIP Units are subject to performance-based vesting over a three-year measurement period ending December 31, 2009. These LTIP Units were issued prior to the determination of performance-based vesting, but remain subject to forfeiture to the extent that less than the full number of LTIP Units awarded become vested over the three-year performance measurement period. These LTIP Units vest based on our percentile ranking in terms of our total stockholder return per share of Common Stock relative to the total stockholder return of our peer REITs, as measured at the end of each year (2007, 2008 and 2009) of the three year measurement period, each referred to as a "Vesting Year." (Our peer REITs are listed on Appendix III). Total stockholder return is measured by the total percentage return per share achieved by the common shares of our Company or such peer REIT and assumes reinvestment of all dividends and distributions.

       The vesting of the performance-based LTIP Units occurs in two cumulative stages. In the first stage, following the end of each Vesting Year, the Compensation Committee will determine our performance and each of our peer REIT's performance for the applicable Vesting Year and, depending on our total stockholder return relative to the total stockholder return of our peer REITs, vesting of these LTIP Units will occur as follows:

Company's Percentile Ranking	Vesting
Less than 50%	0%
Equal to or greater than 50% and less than 60%	20%
Equal to or greater than 60% and less than 70%	33%
Equal to or greater than 70%	50%

       The second stage of vesting of our performance-based LTIP Units occurs at the end of the three year vesting period or earlier in the event of a change of control or qualified termination of employment, referred to as the "Final Vesting Date." The Compensation Committee will determine our performance and each of our peer REIT's performance for the entire three year period (or the entire period beginning on January 1, 2007 and ending on the Final Vesting Date, if shorter) and perform the following calculation:

    if
    (1) for the entire vesting period our total stockholder return is at or above the 40th percentile of the total stockholder return of our peer REITs, but below the 60th percentile, and

      (2) less than 50% of the award recipient's LTIP Units have become vested in the aggregate in the first stage, then that number of additional LTIP Units will vest as of the Final Vesting Date which is sufficient to bring the number of vested LTIP Units to 50% of the award recipient's total LTIP Units; or

    if
    (1) for the entire vesting period our total stockholder return is at or above the 60th percentile of the total stockholder return of our peer REITs, and

      (2) less than 100% of the award recipient's LTIP Units have become vested in the aggregate in the first stage, then that number of additional LTIP Units will vest as of the Final Vesting Date which is sufficient to bring the number of vested LTIP Units to 100% of the award recipient's total LTIP Units.

       The Compensation Committee may, upon consideration of the statistical distribution of our peer REITS within the full range of total stockholder return for any applicable period, exercise its reasonable discretion to allow for vesting of performance-based LTIP Units on a basis other than a strict mathematical calculation of percentiles. All unvested performance-based LTIP Units will be forfeited as of the Final Vesting Date.

b.
Service-Based LTIP Units.

       Service-based LTIP Units vest in equal annual installments over a three-year period and are issued as part of our annual incentive compensation.

c.
General Terms.

       Vesting is conditioned upon the award recipient remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting with respect to service-based LTIP Units, or acceleration of the determination of vesting with respect to performance-based LTIP Units, in the event of a change of control of our Company or termination of the award recipient's service relationship with our Company under specified circumstances, including death, disability and, as applicable, termination by our Company without cause.

       Regular and other non-liquidating distributions will be made with respect to the LTIP Units, both vested and unvested, from the date of their issuance to the award recipient. Distributions will be in the same amount and at the same time as those made with respect to common OP Units, which are equal to the regular dividends and other distributions paid on an equal number of shares of Common Stock. At the end of the vesting period and upon the final determination of performance-based vesting, as applicable, distributions will continue to be made only to the extent that the LTIP Units have become vested.

Potential Payments Upon Termination or Change of Control

       The following section describes potential payments and benefits to our named executive officers under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company as of December 31, 2007. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting of stock awards. The Compensation Committee under certain circumstances is authorized to accelerate the vesting of stock options and SARs and to modify, extend or renew outstanding stock options and SARs. The Compensation Committee also has the authority to accelerate vesting of restricted stock and LTIP Units as well as authorize discretionary severance payments to our named executive officers upon termination.

       None of our named executive officers has an employment agreement with our Company, except Mr. Grossi. Messrs. A. Coppola, O'Hern, E. Coppola, Grossi and Bayer have each entered into a management continuity agreement.

       Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Payments Made/Benefits Received Upon Termination

  a.
  With Cause

  •
  If a named executive officer's employment is terminated with cause, he will forfeit all unvested options, SARs, restricted stock and LTIP Units as of the termination date.

  b.
  Without Cause

  •
  If a named executive officer's employment is terminated for any reason, other than the death, disability, or retirement of such officer or with cause,

  (1)
  his stock options, SARs, restricted stock and service-based LTIP Units that have not vested as of such termination date will be forfeited,

  (2)
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations, and

  (3)
  his performance-based LTIP Units will be subject to an accelerated vesting determination. (This will also occur if the executive terminates his employment for good reason.)

  •
  In addition, during the term of Mr. Grossi's employment agreement (December 31, 2009), he will receive a lump sum payment equal to two times the aggregate of his (1) base salary and (2) target bonus for one year (which lump sum payment shall be deemed to be $2,500,000 in the aggregate), less standard withholdings and deductions. Furthermore, if at any time during the 24 months immediately following the term of his employment agreement, Mr. Grossi's employment is terminated other than for death, disability or cause, he will receive a pro rata portion of the above amount based on the number of months remaining in such 24 month period. In either circumstance, payments of such amounts are conditioned upon receipt of a standard employee release and settlement agreement.

Payments Made/Benefits Received Upon Retirement

       In the event of the retirement of a named executive officer,

  •
  under our current retirement policy, all outstanding options, SARs, restricted stock and service-based LTIP Units will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided he retires at 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement.

  •
  he will forfeit all unvested performance-based LTIP Units unless the Compensation Committee determines in its sole discretion to provide for partial or complete vesting of his performance-based LTIP Units.

Payments Made/Benefits Received Upon Death or Disability

       In the event of death or disability of a named executive officer while employed,

  •
  his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

  •
  his vested stock options or SARs may be exercised for twelve months after the date of his disability or death,

  •
  his unvested restricted stock awards or service-based LTIP Units will immediately vest, and

  •
  his unvested performance-based LTIP Units will be subject to an accelerated vesting determination.

  •
  In addition, Mr. Grossi or his beneficiaries, as applicable, will receive during the remainder of the term of his employment agreement (December 31, 2009), his annual base salary ($500,000) at the same time and in the same manner as if he had continued to perform services under his employment agreement.

Payments Made/Benefits Received Upon Change of Control

  Management Continuity Agreements

       The management continuity agreements provide that if, within two years following a change of control, the executive officer's employment is terminated for no reason or any reason other than for cause, death or disability or by the executive for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of:

  (1)
  the executive's base salary and (2) the amount of the highest cash and stock portion of the executive's annual incentive bonus (which shall include any supplemental or special cash and/or stock bonus) awarded for each of the three preceding fiscal years, referred to as the "Bonus Amount."

  In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount for the applicable bonus year. The Bonus Amount shall also include,

    (1)
    any cash portion of an incentive bonus which the executive has elected to convert into shares of restricted stock or service-based LTIP Units under the Restricted Stock/LTIP Unit Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs; and

    (2)
    the value of any outstanding performance-based LTIP Units that vest during the applicable year as provided in any LTIP Unit award agreement.

       Our Company will also continue welfare benefits for the executive officer and his family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control until up to the third anniversary of the termination date.

       Upon a change of control, any shares of restricted stock or service-based LTIP Units held by the executive that remain unvested shall immediately vest, any unvested stock options or SARs held by the executive shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See "Discussion of Summary Compensation and Grants of Plan-Based Awards Table—Performance-Based LTIP Units." Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

  •
  "Good reason" generally includes the assignment to the executive of any duties inconsistent in any respect with the executive's position, authority, duties or responsibilities or any other diminution in such position, reduction in base salary, change of location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement by our Company or its successors or assigns.

  •
  "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

  •
  "Cause" generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement, (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

       In addition, the management continuity agreements provide that if any payment by our Company to or for the benefit of the executive (whether pursuant to the terms of the management continuity agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Code or any interest or penalties with respect thereto, referred to as the "Excise Tax," then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" referred to as the "Safe Harbor Amount." In such event, the amounts payable under the management continuity agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

       Under the management continuity agreements, each executive has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation for two years after the later of termination of his employment or the expiration of the management continuity agreement. Mr. Grossi also has a confidentiality provision in his employment agreement which survives his termination of employment.

Termination/Change of Control Payments Table

       The following table provides the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurred on December 31, 2007. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

  Items Not Reflected in Table.

       The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus, personal time and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits, including life insurance, provided to all salaried employees.

  •
  Amounts outstanding under our 401(k) plan or deferred compensation plans. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See "Nonqualified Deferred Compensation" table.

  Change of Control Payments—Code Section 280G valuation.

       For purposes of the table below, our Company engaged PricewaterhouseCoopers, LLP to estimate the Excise Tax gross-up payment to be paid by our Company arising under Code Section 280G in connection with the management continuity agreements. Code Section 280G imposes tax sanctions for payments made by our Company that are contingent upon a change of control and equal to or greater than three times an executive's most recent five-year average annual taxable compensation referred to as the "base amount." If tax sanctions apply, all payments above the base amount become subject to a 20% excise tax. Key assumptions of the analysis include:

  •
  Change of control and termination of employment occurs as of December 31, 2007 and the bonus amount is based on amounts for the fiscal years ended December 31, 2004, 2005 and 2006; and

  •
  The only applicable payments are cash severance (3x salary plus annual bonus, with the bonus being the highest bonus awarded for the prior three fiscal years), a prorata bonus based on amount of time employed during 2007, welfare benefits, the accelerated vesting of restricted stock and the accelerated vesting determination of performance-based LTIP Units.

  Other Notes Applicable to the Table

  •
  For accelerated vesting of restricted stock awards, the table reflects the intrinsic value of such acceleration, which for each unvested share of restricted stock award is $71.06, which represents the closing price of our Common Stock on the NYSE on December 31, 2007. Upon retirement, if certain conditions are met as described on pages 36-37 of this Proxy Statement, unvested restricted stock will continue to vest in accordance with the vesting schedule in the award agreement.

  •
  For the accelerated determination of vesting of performance-based LTIP Units in accordance with the 2006 LTIP, the table reflects the vesting of all 67% of the remaining unvested LTIP Units since our total stockholder return for the year ended December 31, 2007 was at or above the 60th percentile of the total stockholder return of our peer REITs. The table also reflects the intrinsic value of such acceleration, which for each LTIP Unit is $71.06, which represents the closing price of our Common Stock on the NYSE on December 31, 2007. It should be noted that these LTIP Units do not have full parity on a per unit basis with our common OP Units until the occurrence of certain events.

  •
  All stock options held by these executive officers are fully vested and there were no outstanding SARs or service-based LTIP Units as of December 31, 2007.

  •
  Life insurance amounts only reflect policies currently paid for by our Company.

  •
  The table assumes that a "disability" is of a long-term nature, which triggers vesting of restricted stock awards, the accelerated vesting determination of performance-based LTIP Units and payments under Mr. Grossi's employment agreement.

  •
  Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits(1) ($)	Restricted Stock Awards ($)	LTIP Unit Awards ($)(2)		Life Insurance Proceeds ($)	280G Tax Gross-Up ($)	Total ($)
Arthur M. Coppola
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	4,062,784	(3)			4,062,784
Retirement	—	—	—	—		—	—	—
Death	—	—	4,088,650	4,062,784		—	—	8,151,434
Disability	—	—	4,088,650	4,062,784		—	—	8,151,434
Change of control	—	—	4,088,650	4,062,784		—	—	8,151,434
Change of control/Termination	15,250,000	44,030	4,088,650	4,062,784		—	(4)	23,445,464
Thomas E. O'Hern
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	2,031,463	(3)	—	—	2,031,463
Retirement	—	—	—	—		—	—	—
Death	—	—	1,656,480	2,031,463		900,000	—	4,587,943
Disability	—	—	1,656,480	2,031,463		—	—	3,687,943
Change of control	—	—	1,656,480	2,031,463		—	—	3,687,943
Change of control/Termination	5,550,000	79,745	1,656,480	2,031,463		—	3,641,887	12,959,575
Edward C. Coppola
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	2,369,993	(3)	—	—	2,369,993
Retirement	—	—	—	—		—	—	—
Death	—	—	2,054,842	2,369,993		—	—	4,424,835
Disability	—	—	2,054,842	2,369,993		—	—	4,424,835
Change of control	—	—	2,054,842	2,369,993		—	—	4,424,835
Change of control/Termination	7,575,000	44,030	2,054,842	2,369,993		—	3,364,109	15,407,974
Tony Grossi
Termination with cause	—	—	—	—		—	—	—
Termination without cause	5,000,000	—	—	2,076,942	(3)	—	—	7,076,942
Retirement	—	—	—	—		—	—	—
Death	1,000,000	—	—	2,076,942		1,000,000	—	4,076,942
Disability	1,000,000	—	—	2,076,942		—	—	3,076,942
Change of control	—	—	—	2,076,942		—	—	2,076,942
Change of control/Termination	1,500,000	83,410	—	2,076,942		—	1,748,227	5,408,579
Richard A. Bayer
Termination with cause	—	—	—	—		—	—	—
Termination without cause	—	—	—	1,805,706	(3)	—	—	1,805,706
Retirement	—	—	—	—		—	—	—
Death	—	—	1,457,512	1,805,706		800,000	—	4,063,218
Disability	—	—	1,457,512	1,805,706		—	—	3,263,218
Change of control	—	—	1,457,512	1,805,706		—	—	3,263,218
Change of control/Termination	4,800,000	85,820	1,457,512	1,805,706		—	3,178,679	11,327,717

(1)
Amount includes the value of continuing welfare benefits for 36 months after December 31, 2007.

(2)
These amounts are based on the terms of the performance-based LTIP Units which provide for an accelerated determination of the second stage of vesting under these circumstances. See page 34 of this Proxy Statement.

(3)
Includes a termination of the executive's employment for good reason.

(4)
This person is eligible for a 280G tax gross-up, but no such payment would have been necessary upon a change of control as of December 31, 2007.

Compensation Committee Interlocks and Insider Participation

       James Cownie, Stanley Moore, Diana Laing and Dr. William Sexton each served as a member of the Compensation Committee during 2007. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. No compensation committee interlocks existed during 2007.

Certain Transactions

       The following provides a description of certain relationships and related transactions between various executive officers of our Company, members of their immediate families and/or principal stockholders and our Company or our subsidiaries and affiliates.

       Macerich Management Company.    Macerich Management Company provided property management and other related services during 2007 to four community shopping centers in which Mr. Siegel has interests. Under the terms of the applicable management agreements, Macerich Management Company pays compensation to on-site employees and redevelopment and construction staff, and other administrative expenses, which amounts are then reimbursed by Mr. Siegel. In addition, Macerich Management Company earns a management fee equal to approximately two percent of gross rental revenue. Management fees earned from services provided to these four community shopping centers during the year ended December 31, 2007 were $66,397.

       Macerich Management Company employs Mr. A. Coppola's son-in-law and Mr. Anderson's son as an Assistant Vice President of Development Leasing and Vice President of Leasing, respectively. Neither of these individuals is considered an officer under Section 16 of the Exchange Act. The compensation and benefits provided to these individuals are consistent with those provided to other employees with comparable qualifications, responsibilities and experience. The 2007 salary and bonus paid for 2007 performance to each of Mr. Coppola's son-in-law and Mr. Anderson's son did not exceed $330,000.

       Guarantees.    Messrs. Siegel, A. Coppola, Anderson, and E. Coppola have guaranteed a mortgage loan encumbering one of our centers. The aggregate principal amount of the loan is approximately $21,750,000, of which approximately $13,676,400 is guaranteed by them as follows: Mr. Siegel $6,525,000; Mr. A. Coppola $1,631,250; Mr. Anderson $3,480,000; and Mr. E. Coppola $2,040,150.

       Deutsche Bank.    At various times during 2007, Deutsche Bank AG and its affiliates held more than 5% of our outstanding Common Stock. (As of November 7, 2007, Deutsche Bank AG indicated in its amended Schedule 13G that it no longer owned more than 5%). Deutsche Bank AG and its affiliates had the following relationships with our Company since January 1, 2007, which require disclosure under the Exchange Act:

       Notes Offering.    One of its affiliates acted as joint book-running manager in connection with our $950 million 3.25% convertible senior notes offering in March of 2007 and purchased 50% of such notes at a purchase price of 98% of the principal amount. In connection with our notes offering, our Company entered into capped-call transactions with Deutsche Bank affiliates and the total cost of the capped-call transactions was $29,925,000. Also, an affiliate of Deutsche Bank serves as a trustee for the notes and receives an annual fee of $7,000.

       Fees.    In addition, various Deutsche Bank affiliates serve as administrative agent, joint lead arrangers and joint book-running managers for our $1.5 billion revolving line of credit and another affiliate serves as administrative agent for both our $250 million term loan (repaid in full in March 2007) and our $450 million term loan. The total fees for such services were $706,250 for the period from January 1, 2007 through March 31, 2008.

Principal Stockholders

       Except as otherwise noted, the following table sets forth information as of March 31, 2008 with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC, and, as of March 31, 2008, the number of shares of Common Stock beneficially owned by our executive officers and directors as a group. Each of the persons listed below which has reported that it may be considered a beneficial owner of more than 5% of our outstanding shares of Common Stock has certified in a Schedule 13G filed with SEC that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of our Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock beneficially owned by each director is set forth in "Information Regarding Nominees and Directors" and the number of shares beneficially owned by each named executive officer is set forth in "Executive Officers."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Cohen & Steers, Inc.(1) Cohen & Steers Capital Management, Inc. Cohen & Steers Europe S.A. 280 Park Avenue, 10th Floor New York, New York 10017	8,270,778	11.38%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,724,773	6.50%
ING Groep N.V.(3) ING Clarion Real Estate Securities, L.P. Amstelveenseweg 500 1081 KL Amsterdam P.O. Box 810 1000 AV Amsterdam The Netherlands	4,567,305	6.28%
Barclays Global Investors, NA(4) Barclays Global Fund Advisors Barclays Global Investors, LTD Barclays Global Investors Japan Limited 45 Fremont Street San Francisco, California 94105	4,529,525	6.23%
Morgan Stanley(5) Morgan Stanley Investment Management Inc. 1585 Broadway New York, New York 10036	4,422,983	6.08%
All directors and executive officers as a group (15 persons)(6)	2,136,538	2.94%

(1)
These entities made a joint filing on Schedule 13G noting that Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., a registered investment adviser. In addition, these two entities hold a 100% interest in Cohen & Steers Europe S.A., a registered investment adviser. The Schedule 13G indicates that Cohen & Steers, Inc. has sole voting power with respect to 7,176,223 shares and sole dispositive power with respect to 8,270,778 shares, Cohen & Steers Capital Management, Inc. has sole voting power with respect to 7,139,298 shares and sole dispositive power with respect to 8,224,135 shares and Cohen & Steers Europe S.A. has sole voting power with respect to 36,925 shares and sole dispositive power with respect to 46,643 shares. The principal address of Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(2)
The reporting person is a registered investment adviser and has sole voting power with respect to 22,953 shares and sole dispositive power with respect to 4,724,773 shares. The Schedule 13G indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the reporting person, is the beneficial owner of 36,660 shares as the result of serving as investment manager of collective trust accounts.

(3)
The Schedule 13G indicates that the reporting entity is a parent holding company and has sole voting power with respect to 4,567,305 shares and sole dispositive power with respect to 4,567,305 shares. 4,522,646 of these shares are held by indirect subsidiaries of the reporting entity in their role as a discretionary manager of client portfolios and 12,877 of these shares are held by indirect subsidiaries of the reporting person in their role as trustee. The Schedule 13G indicates that ING Clarion Real Estate Securities, L.P., a wholly-owned indirect subsidiary of ING Groep N.V., has sole voting power with respect to 1,756,945 shares, shared voting power with respect to 3,500 shares and sole dispositive power with respect to 3,861,375 shares. The address of ING Clarion Real Estate Securities, L.P. is 201 King of Prussia Road, Suite 600, Radnor, PA 19087.

(4)
The Schedule 13G indicates Barclays Global Investors, NA is a bank and has sole voting power with respect to 1,528,336 shares and sole dispositive power with respect to 2,046,458 shares. Barclays Global Fund Advisors is a registered investment adviser and has sole voting power with respect to 2,210,791 shares and sole dispositive power with respect to 2,210,791 shares. Barclays Global Investors, LTD is a bank and has sole voting power with respect to 156,331 shares and sole dispositive power with respect to 165,906 shares. Its address is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. Barclays Global Investors Japan Limited is a registered investment adviser and has sole voting and dispositive power with respect to 106,370 shares. Its address is Ebisu Prime Square Tower, 8th Floor 1-1-39 Hiroo Shibuya-Ku, Tokyo, Japan 150-8402. The Schedule 13G also indicates that the shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5)
The Schedule 13G indicates that this joint filing reflects the securities beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates. Morgan Stanley filed as a parent holding company and has sole voting power with respect to 2,837,813 shares, shared voting power with respect to 422 shares and sole dispositive power with respect to 4,422,983 shares. Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley, is a registered investment adviser and has sole voting power with respect to 2,259,130 shares, shared voting power with respect to 422 shares and sole dispositive power with respect to 3,598,610 shares. Morgan Stanley Investment Management Inc.'s address is 522 Fifth Avenue, New York, New York 10036.

(6)
Includes options to purchase shares under the 1994 Incentive Plan, the 2000 Incentive Plan, the 2003 Incentive Plan or the Director Plan which are currently exercisable or become exercisable before May 30, 2008, and restricted stock granted under the 2003 Incentive Plan. In addition, 1,197,590 shares of Common Stock are pledged as collateral for certain lines of credit or margin accounts for certain executive officers. See also the Notes to the tables on page 5 and 15 of this Proxy Statement.

Audit Committee Matters

       The Audit Committee consists of four members, Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton. Ms. Laing is the chairperson of the Committee and has been designated as an Audit Committee financial expert. In 2007, the Audit Committee met nine times. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February of 2008 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee are independent directors and meet the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence, Committee Charters and Audit Committee.")

       The following Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

Report of the Audit Committee

       The Audit Committee of our Board of Directors assists our Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

       In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2007 with management and with our independent accountants. In addition, the Committee discussed with our independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Committee has also received and reviewed the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the accountants their independence from our Company.

       Based on the review and discussions with management and our independent accountants described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Members of the Audit Committee
Diana M. Laing, Chairperson
James S. Cownie
Fred S. Hubbell
Dr. William P. Sexton

Principal Accountant Fees and Services

Deloitte & Touche LLP

       For the years ended December 31, 2007 and 2006, our Company was billed by Deloitte & Touche LLP for services in the following categories:

  Audit Fees

       Fees for audit services totaled $3,539,344 in 2007 and $2,733,502 in 2006, including fees associated with the annual audit of our Company and its subsidiaries and affiliates and the reviews of our registration statements, offering documents and periodic reports.

  Audit-Related Fees

       Fees for audit-related services totaled $579,960 in 2007 and $383,917 in 2006. Audit-related services principally include fees for internal control reviews and assistance with internal control reporting requirements, including under the Sarbanes-Oxley Act of 2002.

  Tax Fees

       No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were provided by Deloitte & Touche LLP in 2007 or 2006.

  All Other Fees

       There were no fees paid for any other services not described above in 2007 or 2006.

       Our Company has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

       Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent accountants. The Audit Committee approves a list of services and related fees expected to be rendered during any year period within each of four categories of service:

  (1)
  Audit Services include audit work performed on the financial statements, as well as work that generally only our independent accountants can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  (2)
  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent accountants, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, internal control reviews and assistance with internal control reporting requirements, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  (3)
  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  (4)
  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

       The Audit Committee pre-approves our independent accountants services within each category. In 2007, the Audit Committee pre-approved the retention of Deloitte & Touche LLP to perform various audit and permitted non-audit services for our Company, within each of the four categories except tax services. For each proposed service, our independent accountant is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent accountants' independence. The fees are budgeted and the Audit Committee requires our independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent accountants for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent accountants. The

Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the non-audit services described above were approved by the Audit Committee pursuant to the de minimis exceptions provided in the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR COMPANY'S INDEPENDENT ACCOUNTANTS

Independent Accountants

       The Audit Committee has appointed Deloitte & Touche LLP as our independent accountants to audit our financial statements for the year ending December 31, 2008.

       Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders. In addition, if Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of Deloitte & Touche LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

       Ratification of the appointment of Deloitte & Touche LLP as our independent accountants requires the affirmative vote of a majority of all the votes cast on the matter at our Annual Meeting in person or by Proxy.

       OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2008. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 3: BOARD PROPOSAL TO AMEND OUR CHARTER TO PROVIDE FOR THE DECLASSIFICATION OF OUR BOARD

       Our Board of Directors is currently divided into three classes. Each director is elected to serve for a three-year term and until his or her successor is duly elected and qualifies. The terms of the Class Two directors expire at our Annual Meeting. The terms of the Class Three directors expire at our 2009 annual meeting of stockholders and the terms of the Class One directors expire at our 2010 annual meeting of stockholders.

       Our Board of Directors, as part of its continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Nominating and Corporate Governance Committee, has adopted and now recommends stockholder approval of a proposal to amend Article Sixth, subsection (b) of our charter, to eliminate the classification of our Board of Directors. The full text of the proposed amendment to the charter is set forth in Appendix IV.

       Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board, and enhance the independence of non-employee directors. On the other hand, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of stockholders to evaluate and elect all directors on an annual basis.

       Our Board is committed to good corporate governance. Accordingly, our Board has on various occasions considered the advantages and disadvantages of maintaining a classified Board, and in the past has concluded that the classified Board structure was in the best interests of our Company and our stockholders. This year, our Board requested that the Nominating and Corporate Governance Committee again consider the various positions for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. Our Board and the Nominating and Corporate Governance Committee have reconsidered the merits of retaining a classified Board. Our Board recognizes that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies and that annual elections are in line with emerging practices in the area of corporate governance, providing stockholders with the opportunity to register their views on the performance of the entire Board each year.

       Based upon the analysis and recommendation of the Nominating and Corporate Governance Committee, our Board has determined that adopting a resolution approving an amendment to our charter, which will provide for the annual election of all directors, is in the best interests of our Company and our stockholders at this time.

       Our Board has unanimously adopted a resolution approving the proposed declassification amendment to our charter, which will provide for the annual election of all directors. Our Board has further declared such amendment advisable and is recommending that our stockholders approve such amendment.

       Approval of the amendment to our charter to eliminate the classified Board of Directors requires the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter at our Annual Meeting in person or by Proxy. For purposes of the vote on this proposed charter amendment, abstentions will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

       If the proposed charter amendment is approved, the declassified Board structure will be phased in as follows:

  •
  Current directors, including those elected to three-year terms at our Annual Meeting, will continue to serve the remainder of their elected terms; and

  •
  Starting with the 2009 annual meeting of stockholders, directors will be elected annually so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

       If the stockholders vote to approve this proposal, it will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland. We intend to file the Articles promptly following stockholder approval at our Annual Meeting. In addition, our Board has approved an amendment to our bylaws to delete Section 2.03 of Article II which provides for a classified board, subject to approval of this proposal. Such amendment would be effective prior to the 2009 annual meeting of stockholders.

       OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE BOARD PROPOSAL TO AMEND OUR CHARTER TO PROVIDE FOR THE DECLASSIFCATION OF OUR BOARD. PROXIES RECEIVED WILL BE VOTED "FOR" THE BOARD PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

OTHER MATTERS

Solicitation of Proxies

       The cost of solicitation of Proxies in the form enclosed herewith will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in solicitation of proxies and our Company anticipates a fee for proxy solicitation services of approximately $15,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals and Director Nominees

       For a stockholder to properly present a matter at our Annual Meeting, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof after March 1, 2008 and on or before March 31, 2008, as specified in our bylaws, and such notice must satisfy the additional requirements set forth in our bylaws.

       A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2009 annual meeting of stockholders must be received by our Company by December 25, 2008. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2009 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our bylaws and deliver the proposal to our principal executive offices after March 1, 2009 and on or before March 31, 2009 (60 to 90 days prior to the first anniversary of this year's annual meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied, except for an exempt gift of 100 shares by Mr. Siegel's daughter.

Other Matters

       Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

       REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

Appendix I

THE MACERICH COMPANY

Director Independence Standards

(Originally Adopted March 15, 2004. Amended February 3, 2005)

A majority of the members of the Board of Directors of The Macerich Company, ("Macerich") shall be independent of Macerich and its executive officers. For a Director to be deemed independent, the Board shall affirmatively determine that the Board member has no material relationship with Macerich (either directly or as a partner, shareholder or officer of an organization that has a relationship with Macerich) or any of its executive officers. In making this determination the Board shall apply the standards set forth below. These standards have been drafted to incorporate the independence requirements under applicable laws, rules and regulations.

I.    Exclusionary Standards

In no event will a Director be considered independent under the circumstances described under this Section I.

A.
Employment

•
A Director shall not be deemed independent if he or she:

(i)
is or has been an employee, or has an immediate family member who is or has been an executive officer, of Macerich within the preceding three years of the determination date;

(ii)
has received, or has an immediate family member who has received, during any twelve-month period within the preceding three years of the determination date, more than $100,000 in direct compensation from Macerich, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (For purposes of this standard, (a) compensation for prior service as an interim chairman or chief executive officer of Macerich, (b) dividends, interest or other investment income, (c) reimbursement of bona fide, documented business expenses, and (d) compensation received by an immediate family member for service as a non-executive officer of Macerich will not be considered. For purposes of this standard, payments made to a business that is solely owned by a Director and/or his or her immediate family members(s) should be included as direct compensation.);

(iii)
(a) is or an immediate family member is a current partner of a firm that is Macerich's internal or external auditor; (b) is a current employee of such a firm; (c) has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) was or an immediate family member was within the preceding three years of the determination date (but is no longer) a partner or employee of such a firm and personally worked on Macerich's audit within that time; or

(iv)
is or has been employed as, or has an immediate family member who is or has been employed as, an executive officer of another company where any of Macerich's present executive officers at the same time serves or has served on that company's compensation committee within the preceding three years of the determination date.

B.
Business Relationships

A Director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Macerich for property or services in an amount which, in any of the preceding three fiscal years of such company exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues will not be deemed independent. (For purposes of this standard, principal loaned or repaid on any outstanding indebtedness is excluded but the amount of any interest payments or other fees paid by Macerich in association with any such loans is included.)

II.    Categorical Standards

If a Director has any one or more of the following kinds of relationships with Macerich (either directly or as a partner, shareholder or officer of an organization that has a relationship with Macerich) or any of its executive officers, such Director shall meet Macerich's Director Independence Standards so long as each such relationship falls within the following applicable categorical standards:

  A.
  Relationship:    Employment by Macerich of the Director or family members of the Director.

    Categorical Standard:    During the preceding three years of the determination date, Macerich has neither employed the Director in any capacity nor any of his or her immediate family members as an executive officer.

  B.
  Relationship:    Direct compensation paid by Macerich to the Director or family members of the Director.

    Categorical Standard:    During the preceding three years of the determination date, neither the Director, nor any of his or her immediate family members, has received during any twelve-month period more than $100,000 in direct compensation from Macerich, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (For purposes of this standard, (a) compensation for prior service as an interim chairman or chief executive officer of Macerich, (b) dividends, interest or other investment income, (c) reimbursement of bona fide, documented business expenses, and (d) compensation received by an immediate family member for service as a non-executive officer of Macerich will not be considered. For purposes of this standard, payments made to a business that is solely owned by a Director and/or his or her immediate family members(s) should be included as direct compensation.)

  C.
  Relationship:    Affiliation or employment by the Director or family members of the Director with internal or external auditors of Macerich.

    Categorical Standard:    Neither the Director nor an immediate family member is a current partner of a firm that is Macerich's internal or external auditor. The Director is not a current employee of such a firm. The Director has no immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice. Neither the Director nor an immediate family member was within the preceding three years of the determination date (but is no longer) a partner or employee of such a firm and personally worked on Macerich's audit within that time.

  D.
  Relationship:    Employment of the Director or family members of the Director with another company where any member of Macerich management serves on the governing board of such other company.

    Categorical Standard:    During the preceding three years of the determination date, neither the Director nor any immediate family member of the Director has been employed as an executive officer of another company where any of Macerich's present executive officers at the same time serves or has served on such other company's compensation committee.

  E.
  Relationship:    Employment of the Director or family members of the Director with another company that does business with Macerich.

    Categorical Standard:    The Director is not a current employee, nor is any immediate family member of the Director a current executive officer, of a company that has made payments to, or received payments from, Macerich for property or services in an amount which, in any of the preceding three fiscal years of such company, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues. (For purposes of this standard, principal loaned or repaid on any outstanding indebtedness is excluded but the amount of any interest payments or other fees paid by Macerich in association with any such loans is included.)

  F.
  Relationship:    Affiliation of the Director or family members of the Director with a charitable organization that Macerich or an executive officer of Macerich contributes to.

    Categorical Standard:    During the preceding three fiscal years of the determination date, the Director has not been an executive officer of any charitable organization that receives from Macerich and/or an executive officer of Macerich contributions in an amount which, in any single fiscal year of such organization, exceed the greater of $250,000 or 2% of such charitable organization's consolidated gross revenues.

  G.
  Relationship:    Direct or indirect ownership of Macerich stock by the Director or family members of the Director.

    Categorical Standard:    Direct or indirect ownership of Macerich stock by a Director and/or family members of the Director does not make a Director who is otherwise independent a non-independent Director.

  H.
  Relationship:    Employment of the Director or family members of the Director by another company that loans money to Macerich.

    Categorical Standard:    The Director is not an executive officer of another company that loans money to Macerich where the total amount of Macerich's indebtedness to such other company is more than 1% of the total consolidated assets of such other company.

  I.
  Relationship:    Employment of the Director or family members of the Director with another company where any member of Macerich management or his or her family members own equity securities of such other company.

    Categorical Standard:    Neither the Director nor any immediate family members of the Director is a general or managing partner or executive officer of another company in which any Macerich executive officer owns more than 10% of the outstanding equity securities.

  J.
  Relationship:    Ownership by the Director and/or family members of the Director of equity securities of another company in which a member of Macerich management or his or her family members own equity securities or is an employee.

    Categorical Standard A:    The Director does not own more than 10% of the outstanding equity securities of a company where any Macerich executive officer or any of his immediate family members is a general or managing partner, controlling equity holder or executive officer.

    Categorical Standard B:    The Director is not a controlling equity holder of a company where any Macerich executive officer owns more than 10% of the outstanding equity securities.

  K.
  Relationship:    The Director has a familial or other similar relationship with a member of Macerich management.

    Categorical Standard:    The Director does not have any relationship with any executive officer of Macerich that consists of a family relationship.

  L.
  Relationship:    Employment of the Director or family members of the Director by another company that co-invests or forms a joint venture with Macerich.

    Categorical Standard:    The Director is not an executive officer or employee, nor is any immediate family member of the Director an executive officer, of a company that has a co-investment or is a joint venture partner with Macerich where the amount of such company's equity investment in any single fiscal year of such company exceeds (i) the greater of $1 million or 2% of such company's consolidated gross revenues or (ii) 1% of the total consolidated assets of such company.

III.    Other Transactions

Relationships not specifically covered by the above categorical standards may, in the Board's judgment, be deemed not to be material and the Director will be deemed independent, if, after taking into account all relevant facts and circumstances, the Board determines that the existence of such relationship or transaction would not impair the Director's exercise of independent judgment. The Nominating and Corporate Governance Committee will review the independence of each non-management Director and make its recommendation to the full Board for their consideration.

In making a determination regarding a Director's independence, the Board shall consider all relevant facts and circumstances, including the Director's commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships and such other criteria as the Board may determine from time to time.

The Board shall undertake an annual review of the independence of all non-management Directors. In advance of the meeting at which this review occurs, each non-management Director shall be asked to provide the Board with full information regarding the Director's business and other relationships with Macerich and with its executive officers to enable the Board to evaluate the Director's independence. Directors also have an affirmative obligation to inform the Board of any material changes in circumstances or relationships that may impact their designation by the Board as independent.

IV.    Definitions

For purposes of these independence standards (i) "immediate family members" of a Director includes any of the Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who share the Director's home, (ii) "determination date" means the date the Board makes its determination about the independence of the members of the Board, and (iii) "company" means any corporation, company, group, partnership, limited liability company, or other entity. A person who ceases to be an immediate family member as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered in assessing the independence of a Director.

For purposes of the Categorical Standards, the holdings of immediate family members of the Director and the executive officer will be included in determining whether the Director and/or executive officers owns more than 10% of the outstanding equity securities of a company or is a controlling equity holder.

Appendix II

1.
Selected REITs across various property sectors

  AMB Property Corporation
  Apartment Investment & Management Company
  Archstone-Smith Trust*
  Avalon Bay Communities, Inc.
  Boston Properties, Inc.
  Camden Property Trust
  Developers Diversified Realty Corporation
  Duke Realty Corporation
  Health Care Property Investment Inc.
  Hilton Hotels Corp.
  Host Hotels & Resorts, Inc.
  Kimco Realty Corporation
  Liberty Property Trust
  Mack-Cali Realty Corporation
  New Plan Excel Realty Trust, Inc.
  Prologis
  Public Storage Inc.
  Regency Centers Corporation
  Trizec Properties Inc.
  United Dominion Realty Trust
  Weingarten Realty Investment

2.
Retail Mall REITs

  CBL & Associates Properties, Inc.
  General Growth Properties, Inc.
  Simon Property Group, Inc.
  Taubman Centers, Inc.

3.
Selected REIT companies with retail operations

  Taubman Centers, Inc.
  New Plan Excel Realty Trust, Inc.
  Regency Centers Corporation
  Weingarten Realty Trust
  CBL & Associates Properties, Inc.
  Kimco Realty Corporation
  Developers Diversified Realty Corporation
  Vornado Realty Trust
  General Growth Properties, Inc.
  Simon Property Group, Inc.

*
Merged into Tishman Speyer Archstone-Smith Multifamily Series I Trust on October 5, 2007

II-1

Appendix III

Peer REITs

Acadia Realty Trust
AMB Property Corporation
Apartment Investment and Management Company
CBL & Associates Properties, Inc.
Colonial Properties Trust
Developers Diversified Realty Corporation
Duke Realty Corporation
Equity One, Inc.
Equity Residential
Federal Realty Investment Trust
General Growth Properties, Inc.
Glimcher Realty Trust
Inland Real Estate Corporation
Kimco Realty Corporation
Liberty Property Trust
Mack-Cali Realty Corporation
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
Realty Income Corporation
Regency Centers Corporation
Simon Property Group, Inc.
Tanger Factory Outlet Centers, Inc.
Taubman Centers, Inc.
Vornado Realty Trust
Weingarten Realty Investors

III-1

Appendix IV

TEXT OF PROPOSED AMENDMENT TO CHARTER
TO DECLASSIFY THE BOARD OF DIRECTORS
(Amendment to Article SIXTH, subsection (b))

       SIXTH:    (b) ~~The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a majority vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

  ~~(1)    The following person shall serve as director until the 1995 annual meeting of stockholders:~~

~~Edward C. Coppola~~

  ~~(2)    The following person shall serve as director until the 1996 annual meeting of stockholders:~~

~~Dana K. Anderson~~

  ~~(3)    The following persons shall serve as directors until the 1997 annual meeting of stockholders:~~

~~Mace Siegel~~
~~Arthur M. Coppola~~

       Subsection (b) of Article SIXTH of the charter of the Corporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

       Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2009 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, (b) at the annual meeting of stockholders of the Corporation held in 2010, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2010 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies and (c) beginning with the annual meeting of stockholders in 2011, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

IV-1

Electronic Voting Instructions
You can authorize your Proxy by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your Proxy Card, you may choose one of the two methods outlined below to authorize your Proxy.
You can authorize the named Proxies by Internet or telephone to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies authorized by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 29, 2008.
Authorize by Internet • Log on to the Internet and go to www.investorvote.com/mac • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Authorize by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Election of Directors — The Board of Directors recommends a vote FOR the election of each of the nominees for director.

1.
Election of each of the following nominees for director for the terms described in the accompanying Proxy Statement.

  01 - Dana K. Anderson                  02 - Diana M. Laing                  03 - Stanley A. Moore

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03
☐	For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐
B
Issues — The Board of Directors recommends a vote FOR Proposal 2 and FOR Proposal 3.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2008.	☐	☐	☐	3.	Board proposal to amend our charter to provide for the declassification of our Board.	☐	☐	☐
C
Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

D
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

You are cordially invited to attend the
Annual Meeting of Stockholders of
THE MACERICH COMPANY
to be held
Thursday, May 29, 2008 at 10:00 a.m. Local Time
at
THE FAIRMONT MIRAMAR HOTEL
101 WILSHIRE BOULEVARD
SANTA MONICA, CALIFORNIA

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — The Macerich Company

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting to be held on May 29, 2008

The undersigned stockholder of The Macerich Company, a Maryland corporation (the "Company"), hereby appoints Thomas E. O'Hern and Richard A. Bayer, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California on May 29, 2008 at 10:00 a.m. local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any adjournment or postponement thereof.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is received by mail, telephone or the Internet but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director, "FOR" Proposal 2 and "FOR" Proposal 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2008. Our Proxy Statement and our 2007 Annual Report are available at http://ww3.ics.adp.com/streetlink/mac.

(Items to be voted appear on reverse side.)

QuickLinks

The Macerich Company
TABLE OF CONTENTS
THE MACERICH COMPANY 401 WILSHIRE BOULEVARD SUITE 700 SANTA MONICA, CALIFORNIA 90401
ABOUT OUR ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
Compensation Committee Report
Compensation Discussion and Analysis
Executive Compensation
Outstanding Equity Awards at December 31, 2007
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change of Control
Termination/Change of Control Payments
  Compensation Committee Interlocks and Insider Participation
Principal Stockholders
Audit Committee Matters
Report of the Audit Committee
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR COMPANY'S INDEPENDENT ACCOUNTANTS
PROPOSAL 3: BOARD PROPOSAL TO AMEND OUR CHARTER TO PROVIDE FOR THE DECLASSIFICATION OF OUR BOARD
OTHER MATTERS
  Appendix I
THE MACERICH COMPANY Director Independence Standards (Originally Adopted March 15, 2004. Amended February 3, 2005)
  Appendix II
Peer REITs
TEXT OF PROPOSED AMENDMENT TO CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS (Amendment to Article SIXTH, subsection (b))